Exhibit 99.2

EXECUTION VERSION

AMENDED AND RESTATED RECEIVABLES FINANCING AGREEMENT

dated as of January 31, 2023

among

CINCINNATI BELL FUNDING LLC, as Borrower

CINCINNATI BELL INC.
as Servicer

THE LENDERS AND GROUP AGENTS FROM TIME TO TIME PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and LC Bank

and

PNC CAPITAL MARKETS LLC,
as Structuring Agent

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TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

EXHIBIT I	Definitions

EXHIBIT II	Conditions Precedent

EXHIBIT III	Representations and Warranties

EXHIBIT IV	Covenants

EXHIBIT V	Events of Default

SCHEDULE I	Credit and Collection Policy

SCHEDULE II	Lock-Box Banks and Lock-Box Accounts

SCHEDULE III	Group Commitments

ANNEX A-1	Form of Monthly Report

ANNEX A-2	Form of Weekly Report

ANNEX B	Form of Borrowing Notice

ANNEX C	Form of Assumption Agreement

ANNEX D	Form of Transfer Supplement

ANNEX E	Form of Paydown Notice

ANNEX F	Form of Compliance Certificate

ANNEX G	Form of Letter of Credit Application

ANNEX H	[Reserved]

ANNEX I	Designated Obligors and Designated Terms

ANNEX J	DSO Trigger

ANNEX K	[Reserved]

ANNEX L	Tax Forms

This AMENDED AND RESTATED RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of January 31, 2023, among CINCINNATI BELL FUNDING LLC, a Delaware limited liability company (the “Borrower”), CINCINNATI BELL INC., an Ohio corporation (“CB” or “Servicer”), THE VARIOUS LENDERS, LC PARTICIPANTS AND GROUP AGENTS FROM TIME TO TIME PARTY HERETO, PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Group (in such capacity, the “Administrator”), and as issuer of Letters of Credit, and PNC CAPITAL MARKETS, a Pennsylvania limited liability company, as Structuring Agent (in such capacity, the “Structuring Agent”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

The Borrower has requested (a) that the Lenders make Loans from time to time to the Borrower and (b) that the LC Bank issue or cause the issuance of one or more Letters of Credit from time to time, in each case, on the terms and subject to the conditions set forth herein.

This Agreement amends and restates in its entirety, as of the Closing Date, the Receivables Financing Agreement, dated as of May 10, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Borrower, as “U.S. Borrower”, the Servicer, as “U.S. Servicer”, Cincinnati Bell Funding Canada Ltd., as “Canadian Borrower”, OnX Enterprise Solutions, Ltd., as “Canadian Servicer”, the “Group Agents” and “Lenders” from time to time party thereto and the Administrator.  Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Borrower and the Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof (collectively, the “Original Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created by the Borrower under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement Outstanding Amounts shall have been paid in full.  Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE LOANS

Section 1.1   Loan Facility.

(a)   On the terms and subject to the conditions hereof, the Borrower may, from time to time before the Facility Termination Date, request that the Lenders make Loans in U.S. Dollars.  Each loan requested by the Borrower pursuant to Section 1.2(a) shall be made ratably (based on Ratable Share) by the respective Groups, and each Group’s Ratable Share of each Loan shall be made and funded (x) if such Group contains a Conduit Lender and such Conduit Lender elects (in its sole discretion) to make and fund such portion of such Loan, by such Conduit Lender, or (y) if such Group does not contain a Conduit Lender or if the Conduit Lender in such Group declines (in its sole discretion) to make or fund such portion of such Loan, by the Related Committed Lender in such Group and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such loan or issuance is referred to herein as a “Loan”).  At no time will a Conduit Lender have any obligation to make a Loan.  Each Related Committed Lender severally hereby agrees, on the terms and subject to the conditions hereof, to make Loans to the Borrower from time to time from the date hereof to the Facility Termination Date or, if earlier, the Scheduled Termination Date with respect to such Related Committed Lender, based on the applicable Group’s Ratable Share of each Loan requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Lender, its Commitment Percentage of its Group’s Ratable Share of such Loan) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Ratable Share of such draws).  Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary under no circumstances shall any Lender make any Loan or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Loan, the (i) aggregate outstanding amount of the Capital of such Lender, when added to all other Capital of all other Lenders in such Lender’s Group would exceed (A) its Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)), minus (B) the Related LC Participant’s Ratable Share of the LC Participation Amount, (ii) Aggregate Capital plus the LC Participation Amount would exceed the Facility Limit, (iii) the Coverage Percentage would exceed 100% or (iv) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants.

The Borrower may, subject to this paragraph (a) and the other requirements and conditions herein, use the proceeds of any loan by the Lenders hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.14 below.

(b)   The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date.  Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 1.4 and otherwise in accordance therewith.  Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders (i) at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Lender

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hereunder, and to the extent the Borrower has entered into a separate written agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator) pursuant to Section 1.2(a) hereof, on any Business Day, or (ii) on any Business Day, upon one (1) Business Day’s prior written notice thereof to the Administrator and each Lender in the form of Annex E (each, a “Paydown Notice”); provided that the Borrower may make a prepayment Capital so long as (x) the amount of such Capital being prepaid does not exceed $20,000,000 and (y) the related Paydown Notice is received by the Administrator and each Group Agent before 1:00 p.m.  (New York City time) on the date of such prepayment.  Each such prepayment shall be in a minimum aggregate amount of $200,000; provided, however, that notwithstanding the foregoing, (i) a prepayment may be made in an amount necessary to reduce the Coverage Percentage to 100% and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date.

(c)   The Borrower may, upon at least thirty (30) Business Days’ written notice to the Administrator and each Group Agent, terminate the credit facility evidenced by this Agreement in whole or, upon at least fifteen (15) Business Days’ prior written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Facility Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Facility Limit or would cause the Group Capital of any Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Facility Limit shall in no event be reduced below $20,000,000.  Each reduction in the Commitments hereunder shall be made ratably among the Related Committed Lenders in accordance with their respective Commitment Percentages and their respective Commitments.  The Administrator shall promptly advise the Group Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount plus the LC Fee Expectation and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the amount, if any, by which the Facility Limit as so reduced by such partial reduction exceeds the sum of the Aggregate Capital plus the LC Participation Amount.

Section 1.2   Making Loans.

(a)   The Borrower may request a Loan to be made in cash on any day upon the Borrower’s irrevocable written notice in the form of Annex B (each, a “Borrowing Notice”) delivered to the Administrator and each Group Agent in accordance with Section 6.2; provided that, at any time when PNC (or an Affiliate thereof)  is both the Administrator and the sole Lender hereunder, if the Borrower enters into a separate written agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator), then any request for a Loan made using such service shall constitute a Borrowing Notice, and each Loan made pursuant to such service shall be made on the date such Loan Request is received by the Administrative Agent. Otherwise, each Borrowing Notice must be received by the Administrator and each Group

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Agent before 12:00 p.m.  (New York City time) at least one (1) Business Day before the date of the requested Loan; provided that the Borrower may request a Loan on the date of the requested Loan so long as (x) the amount of such Loan does not exceed $20,000,000 and (y) the related Borrowing Notice is received by the Administrator and each Group Agent before 1:00 p.m. (New York City time).  Each Borrowing Notice shall specify: (A) the amount requested to be paid to the Borrower (such amount, which shall not be less than $500,000 or such lesser amount as agreed to by the Administrator and each Group Agent), being the Capital then being funded with respect to each Group, (B) the date of such Loan (which shall be a Business Day) and (C) the pro forma calculation of the Coverage Percentage after giving effect to the increase in the Aggregate Capital resulting from such Loan.

(b)   On the date of each Loan requested by the Borrower pursuant to Section 1.2(a), each applicable Conduit Lender or Related Committed Lender, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Borrower in same day funds, at such account so designated in writing by the Borrower to the Administrator and each Group Agent, an amount equal to such Lender’s Ratable Share of the amount of such Loan requested.

(c)   To secure the payment in full and performance of all obligations under this Agreement and the other Transaction Documents to which it is a party, the Borrower hereby grants to the Administrator, for the benefit of the Secured Parties a security interest in and collaterally assigns, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising:

(i)   all Pool Receivables,

(ii)   all Related Security with respect to such Pool Receivables,

(iii)   all Collections with respect to such Pool Receivables,

(iv)   (A) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein and (B) each LC Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such LC Collateral Account and amounts on deposit therein,

(v)   all rights (but none of the obligations) of the Borrower under the Sale Agreement, and

(vi)   all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”).

If the grant of the security interests under this Section 1.2(c) with respect to any Contract would result in the termination or breach of such Contract, or is otherwise prohibited or ineffective (whether by the terms thereof or under Applicable Law), then such Contract shall not be subject to the security interests granted hereunder but shall be held in trust by the Borrower for the benefit of the Administrator (for its own benefit and for the benefit of the other Secured Parties) and, on the exercise by the Administrator of any of its rights or remedies under this Agreement following

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an Event of Default shall be assigned by the Borrower as directed by the Administrator; provided that: (a) the security interests of the Borrower shall attach to such Contract, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the security interests in the whole of an account or chattel paper forming part of the Pool Assets is unenforceable against the Administrator under Applicable Law, then the exclusion from the security interests set out above shall not apply to such account or chattel paper.  The Borrower hereby authorizes the Administrator to file one or more financing statements, and amendments thereto, describing the collateral covered thereby as “ALL ASSETS” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.  The Administrator, on behalf of the Secured Parties, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the other Secured Parties, all the rights and remedies of a secured party under any applicable UCC.  Without limiting the foregoing, the Administrator may, at any time from and after an Event of Default, (i) obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Borrower or of any or all of the Pool Assets of the Borrower or (ii) appoint by instrument in writing one or more Receivers of the Borrower or any or all of the Pool Assets of the Borrower with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrator under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time.  To the extent permitted by Applicable Law, any Receiver appointed by the Administrator shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Borrower and not of the Administrator or any of the other Secured Parties.

(d)   The Borrower confirms that value has been given by the Secured Parties to the Borrower, that the Borrower has rights in its Pool Assets existing at the date of this Agreement, and that the Borrower and the Administrator have not agreed to postpone the time for attachment of any security interest created by this Agreement to any of the Pool Assets of the Borrower.

(e)   The Borrower may, with the written consent of the Administrator and each Group Agent (and, in the case of a new Related LC Participant, the LC Bank), add additional Persons as Lenders (either to an existing Group or by creating new Groups) or cause an existing Related Committed Lender or Related LC Participant to increase its Commitment in connection with a corresponding increase in the Facility Limit; provided that the Commitment of any Related Committed Lender or Related LC Participant may only be increased with the prior written consent of such Lender (which consent may be granted or withheld in their sole discretion).  Each new Conduit Lender, Related Committed Lender or Related LC Participant (or Group) shall become a party hereto, by executing and delivering to the Administrator, each Group Agent and the Borrower, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Conduit Lender, Related Committed Lender or Related LC Participant, be executed by each Person in such new Lender’s Group).

(f)   Each Related Committed Lender’s and Related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Lender or Related LC Participant to make a payment in connection with any loan hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Lender or Related LC Participant of its obligation hereunder to make payment for any Funded Loan or such

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drawing.  Further, in the event any Related Committed Lender or Related LC Participant fails to satisfy its obligation to make a payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Borrower or the Administrator (or any relevant Group Agent or, solely to the extent no such notice has been given, notice by the Servicer), subject to the limitations set forth herein, the non-defaulting Related Committed Lenders or Related LC Participants in such defaulting Related Committed Lender’s or Related LC Participant’s Group shall fund the defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of the related Loan or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Lender or Related LC Participant; it being understood that a defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of any Loan or drawing shall be first funded by the Related Committed Lenders or Related LC Participants in such defaulting Related Committed Lender’s or Related LC Participant’s Group and thereafter if there are no other Related Committed Lenders or Related LC Participants in such Group or if such other Related Committed Lenders or Related LC Participants are also defaulting Related Committed Lenders or Related LC Participants, then such defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of such Loan or drawing shall be funded by each other Group ratably (based on Ratable Share) and applied in accordance with this paragraph (f)).  Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Lender or Related LC Participant shall be required to make a Loan or payment with respect to such drawing pursuant to this paragraph for an amount which would cause the aggregate amount of the Capital of such Related Committed Lender or the Ratable Share of the LC Participation Amount of such Related LC Participant (after giving effect to such Loan or payment with respect to such drawing) to exceed its Commitment.

Section 1.3   Coverage Percentage Computation.  The Coverage Percentage shall be initially computed on the Closing Date.  Thereafter, until the Facility Termination Date, such Coverage Percentage shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day.  On any Termination Day, the Coverage Percentage shall be deemed to be 100%.  The Coverage Percentage shall become zero when the Final Payout Date has occurred and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4   Settlement Procedures.

(a)   The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrator, segregate in a separate account designated by the Administrator, which shall be an account maintained and controlled by the Administrator unless the Administrator otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box Account the customer of record of which at the applicable Lock-Box Bank is the Borrower (each such Lock-Box Account, a “Lock-Box Account”); provided, however, that so long as each of the conditions precedent set forth in Section 3 of Exhibit II are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Sale Agreement or (ii) amounts owing by the Borrower to the Originators under the Subordinated Loans made by the Originators (each such release, a “Release”).  On each Settlement Date, the Servicer (or, following (x) its

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assumption of control of the Lock-Box Accounts or (y) its receipt of any amounts payable under any Pool Receivable pursuant to Section 4.4(a), the Administrator) shall, distribute such Collections in the following order of priority:

(i)   first, during the continuance of any Event of Default, to the Administrator, for the payment of costs and out-of-pocket expenses payable by the Borrower under Section 6.4(a) to the extent such costs arise from the replacement of the Servicer with any successor Servicer(s), including, without limitation, any upfront charges, ongoing fees, deposits, and transition costs;

(ii)   second, to the Servicer for the payment of the accrued Servicing Fees payable to it for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable to it for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(iii)   third, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest and Fees due to such Lender and other Credit Party accrued during the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments), plus, if applicable, the amount of any such Interest and Fees (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iv)   fourth, as set forth in clause (x), (y) or (z) below, as applicable:

(x)
if such day is not a Termination Day, to the extent that the Coverage Percentage exceeds 100% on such date: (I) first, to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Coverage Percentage to 100% and (II) second, to each LC Collateral Account, in reduction of the Aggregate Adjusted LC Participation Amount, in an amount equal to the amount necessary (after giving effect to clause (I) above) to reduce the Coverage Percentage to 100%;

(y)
if such day is a Termination Day: (I) first, to each Lender (ratably, based on the amount of aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time and (II) second, to each LC Collateral Account (A) the amount necessary to reduce the Aggregate Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the LC Fee Expectation at such time; or

(z)	if such day is not a Termination Day, at the election of the Borrower and in accordance with Section 1.2(b), to the payment of all or any

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portion of the outstanding Capital of the Lenders at such time (ratably, based on the amount of aggregate outstanding Capital of each Lender at such time);

(v)   fifth, to the Credit Parties that are then Exiting Lenders (ratably, based on the amount due and owing at such time), for the payment of all other obligations then due and owing by the Borrower to such Credit Parties;

(vi)   sixth, to the Credit Parties, the Affected Persons and the Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Indemnified Parties;

(vii)   seventh, the balance, if any, to be paid to the Borrower for its own account;

provided, however, that in the event that an Event of Default has occurred and is continuing, no Servicing Fees shall be paid pursuant to clause (ii) above prior to the application of payments pursuant to clauses (iii) through (vi) above.

(b)   [Reserved]

(c)   All payments or distributions to be made by the Servicer, the Borrower or any other Person to the Lenders (or their respective related Affected Persons and Indemnified Parties) or the LC Bank hereunder shall be paid or distributed to the related Group Agent.  The applicable Group Agent shall distribute such amounts to the applicable Lenders, the LC Bank, Affected Persons and the Indemnified Parties ratably.

(d)   [Reserved].

(e)   For the purposes of this Section 1.4:

(i)   if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Borrower or any Affiliate of the Borrower, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Borrower or any Affiliate of the Borrower, or the Servicer or any Affiliate of the Servicer and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Pool Receivable resulting from the financial inability of the applicable Obligor to pay such Pool Receivable and, in the case of all Pool Receivables, made in accordance with the Credit and Collection Policies), the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Lenders and their assigns and for application pursuant to Section 1.4;

(ii)   if on any day it is determined that any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III was (and at the time of such determination remains) untrue with respect to any Pool Receivable at the time a Loan was made with respect to

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such Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Lenders and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)   except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in a manner consistent with the application and allocation procedures employed by the Servicer at such time; and

(iv)   if and to the extent the Administrator, any Group Agent or any Lender shall be required for any reason to pay over to an Obligor (or any trustee, Receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

Section 1.5   Fees.  The Borrower shall pay to each Group Agent for the benefit of the Lenders and Liquidity Providers in the related Group in accordance with the provisions set forth in Section 1.4(a) and the Structuring Agent certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Lender and member of its related Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), between the Borrower and the applicable Group Agent, respectively (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Group Fee Letter” and each of the Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6   Payments and Computations, Etc.

(a)   All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Lender maintained by the applicable Group Agent (or such other account as may be designated from time to time by such Group Agent to the Borrower and the Servicer).  All amounts received after 2:00 p.m.  (New York City time) will be deemed to have been received on the next Business Day.

(b)   The Borrower or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Borrower or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 3% per annum above the applicable Base Rate, payable on demand.

(c)   All computations of interest under paragraph (b) and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as

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applicable, with respect to Interest or other amounts calculated by reference to the applicable Base Rate) days for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7   Increased Costs.

(a)   If, after the date hereof, the Administrator, any Lender, Liquidity Provider or Program Support Provider or any of their respective Affiliates (each an “Affected Person”) determines that any Change in Law affects or would affect the amount of capital required or expected to be maintained by such Affected Person based upon the existence of any commitment to make Loans (or otherwise to maintain the Loans) or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Borrower shall promptly pay such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person determines such increase in capital is allocable to the existence of any of such commitments.

(b)   If due to any Change in Law, including a Change in Law that subjects any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, there shall be any increase after the Closing Date in the cost to any Affected Person of making or maintaining the Loans (or its portion thereof) in respect of which Interest is computed by reference to SOFR, then, upon demand by such Affected Person, the Borrower shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs.

(c)   If an Affected Person requests compensation under this Section 1.7, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrower and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(d)   Within a reasonable time period after any Affected Person has actual knowledge that it is subject to increased capital requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall notify the Borrower and the Servicer of such fact.

(e)   Notwithstanding anything in this Section 1.7 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 1.7 within one hundred and eighty (180) days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date one hundred and eighty (180) days prior to the date that such Affected Person does give such demand and (ii) the Borrower shall not be

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required to pay to any Affected Person (I) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, or (II) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.8   Requirements of Law.

(a)   If, after the date hereof, any Affected Person determines that any Change in Law:

(i)   does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Loans, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of SOFR,

(ii)   does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (1) to increase the cost to such Affected Person of agreeing to make or maintain the Loans (or interests therein) or any Portion of Capital, or (2) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Borrower shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.

(b)   If an Affected Person requests compensation under this Section 1.8, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrower and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)   Within a reasonable time period after any Affected Person has actual knowledge that it has incurred additional costs or reduced amounts receivable pursuant to this Section 1.8, such Affected Person shall notify the Borrower and the Servicer of such fact.

(d)   Notwithstanding anything in this Section 1.8 to the contrary, (i) if any Affected Person fails to give demand for additional costs or reduced amounts receivable incurred in connection with this Section 1.8 within one hundred and eighty (180) days after it obtains knowledge that it has suffered additional costs or reduced amounts receivable, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.8, only be entitled to payment under this Section 1.8 for amounts or losses incurred from and after the date one hundred and eighty (180) days prior to the date that such Affected Person does give such demand and (ii) the Borrower shall not be required to pay to any Affected Person (I) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (II) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or (III) any amount, if such amount constitutes Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes).
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Section 1.9   Funding Losses.

(a)   The Borrower shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to SOFR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at SOFR if, for any reason, after the applicable request by the Borrower to fund or maintain such Portion of Capital at an interest rate determined by reference to SOFR, such funding or maintenance does not occur on a date specified therefor.

(b)   If an Affected Person requests compensation under this Section 1.9, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrower and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)   Within a reasonable time period after any Affected Person has actual knowledge that such Affected Person has incurred losses pursuant to this Section 1.9, such Affected Person shall notify the Borrower and the Servicer of such fact.

(d)   Notwithstanding anything in this Section 1.9 to the contrary, the Borrower shall not be required to pay to any Affected Person any amount pursuant to this Section 1.9 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement (including, without limitation, as a component of Interest) or any other Transaction Document or (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.10   Taxes.

(a)   The Borrower agrees that:

(i)   Any and all payments by or on account of any obligation of the Borrower under this Agreement and any other Transaction Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law.  If any applicable withholding agent shall be required by law to deduct or withhold any Tax from or in respect of any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes, including Taxes applicable to additional sums payable under this Section 1.10(a)(i)) an amount equal to the sum it would have received had no such deductions or withholdings been made.

(ii)   Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrator for its own account or for the account of any Lender or any Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Borrower and acceptable

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to the taxing authorities having jurisdiction over such Person.  If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

(b)   The Borrower shall indemnify each Affected Person within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Affected Person or required to be withhold or deducted from a payment to such Affected Party on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(c)   (i)  Each Foreign Lender shall, prior to becoming a Foreign Lender and upon changing its funding office, to the extent entitled to an exemption or reduction of withholding tax, provide to the Borrower and Administrator the applicable documentation set forth in Section 1.10(c)(ii) and all other applicable properly completed and executed documentation certifying that payments hereunder to such Foreign Lender are exempt from or not subject to withholding tax or are subject to a reduced rate of withholding (such documentation, a “Withholding Certificate”).  Each Foreign Lender shall also deliver a Withholding Certificate, if legally entitled to do so, promptly upon the obsolescence, expiration or invalidity of any Withholding Certificate previously delivered by such Foreign Lender and from time to time upon the reasonable request of the Borrower.  Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered Withholding Certificate to the Borrower.  No Foreign Lender may become a Lender hereunder if such Person fails to deliver a Withholding Certificate that is able to be provided pursuant to the foregoing provisions in advance of becoming a party to this Agreement.  Each Foreign Lender shall within a reasonable time period notify the Borrower that it is a Foreign Lender and shall also within a reasonable time period notify the Borrower of any change in its funding office.

(ii)   Without limiting the generality of the foregoing:

(A)   any Lender that is a U.S. Person shall deliver to the Borrower and the Administrator on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrator), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrator), whichever of the following is applicable:

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(1)   in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Transaction Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)   executed originals of IRS Form W-8ECI;

(3)   in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Annex L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)   to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Annex L-2 or Annex L-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Annex L-4 on behalf of each such direct or indirect partner;

(C)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrator), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrator to determine withholding or deduction required to be made; and

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(D)   if a payment made to a Lender under this Agreement or any other Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrator at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrator such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrator as may be necessary for the Borrower and the Administrator to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)   If an Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 1.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person (including Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided that the Borrower, upon the request of such Affected Person, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Affected Person in the event such Affected Person is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (d), in no event will any Affected Person be required to pay any amount to the Borrower pursuant to this paragraph (d) the payment of which would place such Affected Person in a less favorable net after-Tax position than such Affected Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(e)   If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrower and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(f)   Within a reasonable time period after an obligation of the Borrower to indemnify or repay an Affected Person pursuant to this Section 1.10 arises, such Affected Person shall notify the Borrower and Servicer of such fact.

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(g)   Notwithstanding anything in this Section 1.10 to the contrary, the Borrower shall not be required to pay to an Affected Person any amount pursuant to this Section 1.10 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document or (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.11   Letters of Credit.

(a)   Subject to the terms and conditions hereof, the LC Bank shall from time to time on any Business Day from the Closing Date until the Facility Termination Date issue or cause the issuance of Letters of Credit on behalf of the Borrower (and, if applicable, on behalf of, or for the account of, any Originator or the Servicer or any other Affiliate of the Borrower and the Servicer); provided, however, the LC Bank’s obligation to issue a Letter of Credit shall be subject in all respects to the limitations set forth in the last sentence of the first paragraph of Section 1.1(a).

(b)   [Reserved].

(c)   Interest shall accrue on all amounts drawn under Letters of Credit for each day on and after the applicable Drawing Date so long as such drawn amounts shall have not been reimbursed to the LC Bank pursuant to the terms hereof.

Section 1.12   Issuance of Letters of Credit.

(a)   The Borrower may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m.  (New York City time), to issue a Letter of Credit by delivering to the Administrator the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex G attached hereto and a Borrowing Notice, substantially in the form of Annex B hereto, in each case completed to the reasonable satisfaction of the Administrator and the LC Bank.  The Borrower also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)   Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date.  The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Facility Termination Date determined pursuant to clause (a) of the definition thereof or (y) the LC Bank determines that

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any condition precedent to issuing such Letter of Credit hereunder are not satisfied (other than any such condition requiring the Borrower to submit a Borrowing Notice or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may (or at the written direction of any LC Participant, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the Borrower and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended).  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No.  600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)   Immediately upon the issuance by the LC Bank of any Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof), the LC Bank shall be deemed to have sold and transferred to each LC Participant, and each LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from the LC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant’s Ratable Share, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto.  Upon any change in the Commitments or Ratable Shares of the LC Participants pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed drawings thereunder, there shall be an automatic adjustment to the participations pursuant to this Section 1.12(c) to reflect the new Ratable Shares of the assignor and assignee LC Participant or of all LC Participants with Commitments, as the case may be.  In the event that the LC Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the LC Bank pursuant to Section 1.14(a), each LC Participant shall be obligated to make Participation Advances with respect to such Letter of Credit in accordance with Section 1.14(b).

Section 1.13   Requirements For Issuance of Letters of Credit.  The Borrower shall authorize and direct the LC Bank to name the Borrower, the Servicer or any other Affiliate of the Borrower and the Servicer as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14   Disbursements, Reimbursement.

(a)   In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Borrower of such drawing.  The Borrower shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank not later than (i) if the Borrower shall have received such notice by 1:00 p.m.  (New York City time) on the date of such drawing (each such date, a “Drawing Date”), 4:00 p.m.  (New York City time) on the Drawing Date and (ii) otherwise 12:00 noon (New York City time) on the Business Day immediately following the Drawing Date (the date on which the Borrower is obligated to perform a Reimbursement Obligation is referred to as a “Reimbursement Date”) in an amount equal to the amount so paid by the LC Bank.  Such Reimbursement Obligation shall be satisfied by the Borrower (i) first, by the

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remittance by the Administrator to the LC Bank of any available amounts denominated in the same currency as the Letter of Credit relating to such Reimbursement Obligation then on deposit in any LC Collateral Account, (ii) second, by the remittance by or on behalf of the Borrower to the LC Bank of any other funds of the Borrower then available for disbursement and (iii) third, by the remittance by the Administrator to the LC Bank of any available amounts then on deposit in the LC Collateral Account denominated in a currency other than the currency of the Letter of Credit relating to such Reimbursement Obligation; provided that at the time of such remittance, such amounts shall be converted to the currency of the Letter of Credit relating to such Reimbursement Obligation.  In the event the Borrower fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by the applicable time on a Reimbursement Date (including because the conditions precedent to a Borrowing requested by the Borrower pursuant to Section 1.2 shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof.  Any notice given by the LC Bank pursuant to this Section 1.14 may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(b)   Each LC Participant shall upon any notice pursuant to paragraph (a) above make available to the LC Bank an amount in immediately available funds equal to its Ratable Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have made a Loan in that amount denominated in the same currency as the Letter of Credit relating to such Participation Amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Ratable Share of such amount by no later than 2:00 p.m.  (New York City time) on the Reimbursement Date in the applicable currency (or, if such Reimbursement Date is the Drawing Date, 12:00 noon (New York City time) on the Business Day immediately following such Reimbursement Date) (the date on which an LC Participant is obligated to make available to the LC Bank the amount of such LC Participant’s Ratable Share is referred to as the “LC Participant Reimbursement Date”), then interest shall accrue on such LC Participant’s obligation to make such payment, from the LC Participant Reimbursement Date to the date on which such LC Participant makes such payment (i) during the first three (3) days following the LC Participant Reimbursement Date, at a rate per annum equal to the Overnight Bank Funding Rate and (ii) at a rate per annum equal to the applicable Base Rate on and after the fourth day following the LC Participant Reimbursement Date.  The LC Bank will promptly give notice of the occurrence of the LC Participant Reimbursement Date, but failure of the LC Bank to give any such notice on the LC Participant Reimbursement Date or in sufficient time to enable any LC Participant to effect such payment on the LC Participant Reimbursement Date shall not relieve such LC Participant from its obligation under this paragraph (b), provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of the occurrence of the LC Participant Reimbursement Date.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder, (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

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Section 1.15   Repayment of Participation Advances.

(a)   Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Borrower (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank or (ii) in payment of Interest on the Loans made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)   If the LC Bank is required at any time to return to the Borrower, or to a trustee, Receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrower to the LC Bank pursuant to this Agreement in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Ratable Share of any amounts so returned by the LC Bank plus interest at the Overnight Bank Funding Rate from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)   If any Letters of Credit are outstanding and undrawn on the close of business on the Facility Termination Date, the LC Collateral Accounts shall be funded from Collections (or, in the Borrower’s sole discretion, by other funds available to the Borrower) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all related fees to accrue through the stated expiration dates thereof, including any customary presentation, amendment and other processing fees, and other standard costs and charges, of the LC Bank relating to letters of credit (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.16   Documentation.  The Borrower agrees to be bound by, and to cause any other Person on whose behalf a Letter of Credit is issued hereunder (including any “Account Party” or “Applicant” thereof) to comply with, and be bound by, the LC Bank’s written regulations and customary practices relating to letters of credit.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistake, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.  In addition to any other fees or expenses owing under the Fee Letter or any other Transaction Document or otherwise pursuant to any Letter of Credit Application, the Borrower shall pay to the LC Bank for its own account any customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Bank relating to letters of credit as from time to time in effect.  Such customary fees shall be due and payable upon demand and shall be nonrefundable.

Section 1.17   Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under

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such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18   Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Borrower to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I irrespective of the following circumstances:

(i)   any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Group Agents, the Lenders, the Borrower or any other Person for any reason whatsoever;

(ii)   the failure of the Borrower or any other Person to comply with the conditions set forth in this Agreement for the making of a Loan, Releases, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(iii)   any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which the Borrower or any Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Lender, any Group Agent or any other Person for any reason whatsoever;

(iv)   any claim of breach of warranty that might be made by the Borrower, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Borrower, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such beneficiary or transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Lender or any Group Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower, CB, the Servicer, any Originator or any Affiliate thereof and the beneficiary for which any Letter of Credit was procured);

(v)   the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof, provided in each case such draft, demand, instrument, certificate or other document appeared on its face to comply with the terms of such Letter of Credit;

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(vi)   payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)   the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)   any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless the LC Bank has received written notice from the Borrower of such failure within three (3) Business Days after the LC Bank shall have furnished the Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)   any Material Adverse Effect on the Borrower, any Originator or any Affiliates thereof;

(x)   any breach of this Agreement or any Transaction Document by any party thereto;

(xi)   the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower, any Originator or any Affiliate thereof;

(xii)   the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing;

(xiii)   the fact that (A) this Agreement or the obligations of the Borrower or the Servicer hereunder has terminated, (B) the Scheduled Termination Date has occurred or (C) such LC Participant has become an Exiting Lender; and

(xiv)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, an LC Participant or the Borrower.

Section 1.19   [Reserved].

Section 1.20   Liability for Acts and Omissions.  As between the Borrower, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders, on the other, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, any beneficiary, “Applicant” or “Account Party” of such Letter of Credit.  In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or

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sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder.  Nothing in the preceding sentence or in Section 1.18 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of the preceding sentence, in Section 1.18 or otherwise.  In no event shall the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders or their respective Affiliates, be liable to the Borrower or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders and each of their Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

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In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Borrower, any LC Participant or any other Person.

Section 1.21   [Reserved].

Section 1.22   [Reserved].

Section 1.23   Extension of Termination Date.  From time to time, the Borrower may advise the Administrator and each Group Agent in writing of its desire to extend the then current Scheduled Termination Date to a date that is (x) not more than three hundred and sixty-four (364) days after such then current Scheduled Termination Date and (y) not later than the Facility Termination Date scheduled to occur pursuant to clause (a) of the definition thereof; provided such request is made not more than one hundred and twenty (120) days prior to, and not less than ninety (90) days prior to, the then current Scheduled Termination Date.  In the event that all the Lenders in any Group are agreeable to such extension, the Administrator shall so notify the Borrower in writing (it being understood that the Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than sixty (60) days prior to the then current Scheduled Termination Date and the Borrower, the Servicer, the Administrator, the Group Agents and the Lenders shall enter into such documents as the Lenders may deem reasonably necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Lenders, the Administrator and the Group Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the Borrower.  If all the Lenders in at least one Group accept such request for extension but any Lender in any other Group declines the request for such extension (all such Lenders in Groups containing Lenders that decline such a request, “Exiting Lenders”), then effective as of the Scheduled Termination Date (without giving effect to such requested extension):

(a)   the Scheduled Termination Date shall be extended as agreed to by such accepting Lender(s);

(b)   the Commitments of the Exiting Lenders shall terminate; and

(c)   the Facility Limit shall be reduced by the amount of the Group Commitments of such Exiting Lender’s Group terminated pursuant to clause (b) above.

Section 1.24   Mitigation Obligations; Replacement of Lenders.

(a)   If any Affected Person requests compensation under Section 1.7, Section 1.8 or Section 1.9, or if the Borrower is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 1.10, then such Affected Person will use all reasonable efforts to take such action as it deems appropriate to avoid the need for, or reduce the amount of, such compensation that would not be otherwise disadvantageous to such Affected Person.

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(b)   At any time there is more than one Group, the Borrower shall be permitted to replace any Lender (and the related Group) who has requested compensation under Section 1.7, Section 1.8 or Section 1.9, or if the Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 1.10, provided, however, that the Borrower shall be permitted to replace (i) the Group of which the Administrator is a member or (ii) any Lender which is administered by the Administrator or an Affiliate thereof only if, in either case, the Administrator is also replaced contemporaneously, pursuant to documents reasonably satisfactory to the Administrator; provided that (i) the replacement financial institution shall purchase, at par, all Capital and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the replacement financial institution, if not already a member of an existing Group, shall be reasonably satisfactory to the Administrator, (iii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts requested, subject to the terms of this Agreement, and (iv) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrator or any other Lender shall have against the replaced Lender or any member of its Group.

Section 1.25   [Reserved].

Section 1.26   Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality; Benchmark Replacement Setting.

(a)   Unascertainable; Increased Costs; Deposits Not Available. If at any time:

(i)   on or prior to the first day of an Interest Period, the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Daily Resetting Term SOFR Rate applicable to a Loan cannot be determined pursuant to the definition thereof, including, without limitation, because such rate is not available or published on a current basis or (y) a fundamental change has occurred in the interbank market for U.S. Dollars with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii)   the Administrator determines (which determination shall be conclusive and binding absent manifest error) that the Daily Resetting Term SOFR Rate cannot be determined pursuant to the definition thereof, or

(iii)   on or prior to the first day of an Interest Period, any Lender determines that for any reason in connection with any request for a Daily Resetting Term SOFR Rate Loan or a conversion thereto or a continuation thereof that (A)  deposits in U.S. Dollars are not available to any Lender in connection with such rate, or are not being offered to banks in the market for U.S. Dollars or for the applicable amount, and Interest Period of such rate, or (B) the Term Rate Loan Option for any Interest Period with respect to a proposed Daily Resetting Term SOFR Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, then the Administrator shall have the rights specified in Section 1.26(c).

(b)   Illegality.  If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Loan to which any

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SOFR applies, or the determination or charging of interest rates based upon SOFR has been made impracticable or unlawful, by compliance by such Lender in good faith with any law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any currency in the applicable interbank market for U.S. Dollars, then the Administrator shall have the rights specified in Section 1.26(c).

(c)   Administrator’s and Lender’s Rights.  In the case of any event specified in Section 1.26(a) above, the Administrator shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 1.26(b) above, such Lender shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

(i)   Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrator, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan under the affected Interest Rate shall be suspended (to the extent of the affected Interest Rate, or the applicable Interest Periods) until the Administrator shall have later notified the Borrower, or such Lender shall have later notified the Administrator, of the Administrator’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(ii)   If at any time the Administrator makes a determination under Section 1.26(a) (a) if the Borrower has previously notified the Administrator of its selection of or renewal of a an affected Interest Rate, and such Interest Rate has not yet gone into effect, such notification shall be deemed to provide for the selection of, or conversion to, Base Rate Loans in the amount specified therein, and (b) any outstanding affected Loans shall be deemed to have been converted into Base Rate Loans immediately.

(iii)   If any Lender notifies the Administrator of a determination under Section 1.26(b), the Borrower shall, subject to the Borrower’s obligation to pay Yield Protection Fees, as to any Loan of the Lender to which an affected Interest Rate applies, on the date specified in such notice either convert such Loan to Base Rate Loans or prepay such Loan.  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.

(d)   Benchmark Replacement Setting.

(i)   Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date,

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such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (4) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice from Lenders comprising the Majority Group Agents of objection to such Benchmark Replacement.

(ii)   Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrator may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)   Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrator will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section.

(iv)   Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed

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pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)   Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan bearing interest based on the Daily Resetting Term SOFR Rate, conversion to or continuation of Loans bearing interest based on such Interest Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)   Definitions. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section..

“Benchmark” means, initially, the Daily Resetting Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:

(1)   where the Benchmark is Daily Resetting Term SOFR, the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and

(2)   [Intentionally Omitted];

(3)   [Intentionally Omitted];

(4)   the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the Borrower, giving due consideration to (x) any selection or

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recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to clause (4) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrator and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation

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thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)   a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any currency for all purposes hereunder and under any Transaction Document in accordance with this Section 1.26(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such currency for all purposes hereunder and under any Transaction Document in accordance with this Section 1.26(d) titled “Benchmark Replacement Setting.”

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF DEFAULT

Section 2.1   Representations and Warranties; Covenants.  The Borrower and the Servicer hereby make the representations and warranties, and hereby agree to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2   Events of Default.  If any of the Events of Default set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Group Agents) or shall (at the direction of the Majority Group Agents), by notice to the Borrower, declare the Facility Termination Date to have occurred, declare all the Loans and other obligations to be due and payable and to accelerate the Final Maturity Date (in which case the Facility Termination Date and the Final Maturity Date shall be deemed to have occurred and all Loans and other obligations shall become immediately due and payable); provided that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date and the Final Maturity Date shall occur and all Loans and other obligations shall become immediately due and payable.  Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator and each Secured Party shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

Section 3.1   Indemnities by the Borrower.  Without limiting any other rights any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless the Administrator, each Group Agent, each Liquidity Provider, each Program Support Provider, each Lender, each LC Participant, the LC Bank (and any of the LC Bank’s Affiliates) and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable and documented attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party to the extent arising out of or otherwise relating to any Transaction Document or the issuance of any Letter of Credit, the transactions contemplated thereby or the funding or maintenance of the Loan, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney in fact for the Borrower or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Borrower hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk or financial inability to pay of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, the Borrower or the Servicer for uncollectible Receivables, (c) such Indemnified Amounts constitute Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim, (d)

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the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or the Servicer or limit the recourse of any Indemnified Party to the Borrower or the Servicer for any amounts otherwise specifically provided to be paid by the Borrower or the Servicer hereunder.  Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b), (c), (d) and (e) of the previous sentence, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, of whether reimbursement therefor would constitute recourse to the Borrower or its Servicer) to the extent relating to or resulting from:

(i)   any representation or warranty made by the Borrower (or any employee or agent of the Borrower) under or in connection with this Agreement, any Information Package or any other information or report delivered by or on behalf of the Borrower pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;

(ii)   the failure by the Borrower to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

(iii)   the failure of the Borrower to vest and maintain vested in the Administrator, for the benefit of the Lenders, a perfected security interest in the Pool Assets free and clear of any Adverse Claim;

(iv)   any commingling of funds to which the Administrator, any Group Agent or any Lender is entitled hereunder with any other funds of the Borrower or their Affiliates;

(v)   any failure of a Lock Box Bank to comply with the terms of the applicable Lock Box Agreement;

(vi)   any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the credit risk or financial inability of any Obligor to pay undisputed indebtedness;

(vii)   any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(viii)   any action taken by the Administrator as attorney in fact for the Borrower or any Originator pursuant to this Agreement or any other Transaction Document;

(ix)   any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising

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out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; or

(x)   any issuance of any Letter of Credit.

Section 3.2   Indemnities by the Servicer.

(a)   Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all Indemnified Amounts to the extent arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any single Information Package when taken as a whole, as of the date such Information Package is delivered pursuant to Sections 1(a)(ii) and 2(a)(iv) of Exhibit IV to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable and not arising from the financial inability of the Obligor to pay, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party; excluding only such amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, the Borrower or the Servicer for uncollectible Receivables, (c) such amounts constitute Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim, (d) the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or the Servicer or limit the recourse of any Indemnified Party to the Borrower or the Servicer for any amounts otherwise specifically provided to be paid by the Borrower or the Servicer hereunder.

(b)   CB, as Performance Guarantor, hereby acknowledges that each of the Transaction Documents has been made available to and has been reviewed by Performance Guarantor.  Performance Guarantor hereby unconditionally reaffirms its obligations under the Performance Guaranty and acknowledges and agrees that such obligations continue in full force and effect (including, without limitation, with respect to the Guaranteed Obligations) and the Performance Guaranty is hereby ratified and confirmed.  Performance Guarantor hereby represents and warrants that each of the representations and warranties made by it in the Performance Guaranty are true and correct as of the day hereof and after the effect of this Agreement (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

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ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1   Appointment of the Servicer.

(a)   The servicing, administering and collection of the Pool Receivables shall be conducted by each Person so designated from time to time as the Servicer in accordance with this Section 4.1.  Until the Administrator gives notice to the Servicer (in accordance with this Section 4.1) of the designation of a new servicer, CB is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer with respect to all Pool Receivables that were originated by an Originator in accordance with the terms hereof.  Upon the occurrence of a Servicer Default, the Administrator may (with the consent of the Majority Group Agents) or shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed the Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of a Servicer pursuant to the terms hereof.

(b)   Upon the designation of any successor Servicer as set forth in paragraph (a), the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer.  In connection with such cooperation, the Servicer shall, upon request by the Administrator: (i) assemble all of the records (including all Contracts) reasonably necessary or desirable to collect the Pool Receivables and the Related Security and transfer such records to the successor Servicer, except to the extent such transfer is prohibited by applicable law, (ii) except to the extent prohibited by applicable law, licenses or other agreement, transfer or license to the successor Servicer the use of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Lenders), at a place selected by the Administrator, and (iii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(c)   The Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Administrator and each member in each Group have relied on the Servicer’s agreement to act as Servicer hereunder.  Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer unless required to do so by applicable law; provided that the Servicer may, with the prior written consent of the Administrator and the Majority Group Agents (such consent not to be unreasonably withheld), resign as Servicer if (i) a successor Servicer which is an Affiliate of the Servicer has agreed to act as Servicer on the terms and conditions hereof and (ii) such successor Servicer has agreed to execute documentation, in form and substance reasonably satisfactory to the Administrator, to effect its appointment as, and the assumption of the rights and duties of, the Servicer hereunder and under the Transaction Documents; provided, further, no such resignation will be effective until such successor Servicer has been appointed pursuant to such documentation

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and the successor Servicer pursuant to this paragraph shall not terminate the appointment of any Sub-Servicer.

(d)   The Servicer may delegate its duties and obligations hereunder to any sub-servicer (each a “Sub-Servicer”); provided that in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrator and each Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer that is an Affiliate of the Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than any Originator or an Affiliate thereof, the Administrator and the Majority Group Agents shall have consented in writing in advance to such delegation (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Servicer may delegate the following duties and obligations to a Sub-Servicer without further consent by any party: (w) data processing, including customer care and billing, (x) customer acquisition and retention and market research, (y) inbound and outbound teleservices and (z) computer system maintenance, enhancement, machine processing and production support.

(e)   At any time following the occurrence and during the continuation of an Event of Default, the Administrator may request the Servicer to, and upon such request the Servicer shall: (i) solely to the extent that such event is also a Servicer Default, assemble all of the records reasonably necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer, except to the extent prohibited by applicable law, licenses or other agreement, the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Lenders), except to the extent prohibited by applicable law, licenses or other agreement, at a place selected by the Administrator, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(f)   For the avoidance of doubt, nothing in this Agreement shall have the effect of making the Servicer liable for any obligations of the Borrower under this Agreement or the other Transaction Documents and nothing in this Agreement shall constitute the giving of a guarantee or the assumption of a similar obligation by the Servicer in respect of the performance by the Borrower of its obligations under this Agreement or the other Transaction Documents.

Section 4.2   Duties of the Servicer.

(a)   The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance in all material respects with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection

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Policies.  The Servicer shall set aside for the accounts of the Borrower and the Lenders the amount of Collections to which each is entitled in accordance with Article I hereof.  The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including extensions, amendments, modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policies; provided, however, that: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, and (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement.  The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Borrower and the Administrator (individually and for the benefit of the Lenders, in accordance with their respective interests), all records and documents (including computer tapes or disks) with respect to each Pool Receivable.

(b)   [Reserved].

(c)   The Servicer’s obligations hereunder shall terminate on the Final Payout Date.

After such termination, if the Servicer or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3   Lock-Box Account Arrangements.  Prior to the Closing Date, the Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered counterparts of each to the Administrator.  Upon the occurrence and during the continuation of an Event of Default, the Administrator may (with the consent of the Majority Group Agents) or shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Lenders) and to exercise exclusive dominion and control over the funds deposited therein and (b) to take any or all other actions permitted under the applicable Lock-Box Agreement.  The Administrator hereby agrees that it shall not give such notice or exercise such rights with respect to any such Lock-Box Account unless an Event of Default has occurred and is continuing.  The Borrower hereby agrees that if the Administrator gives notice (after the occurrence and during the continuation of an Event of Default) to a Lock-Box Bank that the Administrator is exercising its rights under the related Lock-Box Agreement pursuant to clause (a) above, the Administrator shall have exclusive control (for the benefit of the Lenders) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrator or any Group Agent may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator.  For the avoidance of doubt, in the event the Administrator has taken control of any Lock-Box Account pursuant to this Section 4.3, all proceeds (including Collections) of Pool Receivables shall be applied in the manner set forth in Section 1.4(a). The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to (a) the funds therein in excess of the unpaid amounts

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then due and payable to the Administrator, any member of any Group, any Secured Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Article I (in each case as if such funds were held by the Servicer thereunder) or (b) any Non-Receivable Cash Deposits therein, and the Administrator shall transfer any such Non-Receivable Cash Deposits to an account designated by the Borrower (or the Servicer on its behalf) within three (3) Business Days of the Administrator’s receipt of a written request by the Borrower (or the Servicer on its behalf), together with a Non-Receivable Cash Deposit Report which identifies the amount of such Non-Receivable Cash Deposits.

Section 4.4   Enforcement Rights.

(a)   At any time following the occurrence and during the continuation of any Event of Default set forth in clause (a)(ii) or paragraphs (f) or (i) of Exhibit V of this Agreement, the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee.  The exercise of this right will be subject to any applicable regulatory restrictions.  The Servicer agrees that, if the Administrator is unable to exercise the rights in this paragraph (a) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of the Administrator in connection therewith. For the avoidance of doubt, any amounts received by the Administrator or its designee pursuant to this Section 4.4(a) shall be applied in the manner set forth in Section 1.4(a).

(b)   The Borrower hereby authorizes the Administrator (on behalf of each Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower reasonably necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Pool Assets.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5   Responsibilities of the Borrower.

(a)   Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables, and the exercise by the Administrator, any Group Agent or any Lender of their respective rights hereunder shall not relieve the Borrower from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.  None of the Administrator, the Group Agents or the Lenders shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer, CB or any Originators thereunder.

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(b)   The Servicer hereby irrevocably agrees that if at any time it shall cease to be a Servicer hereunder, it shall act (if such then-current Servicer so requests) as the data processing agent of the Servicer and, in such capacity, the Servicer shall conduct the data processing functions of the administration of the Pool Receivables and the Collections thereon in substantially the same way that the Servicer conducted such data processing functions while it acted as the Servicer.

Section 4.6   Servicing Fee.

(a)   Subject to paragraph (b), CB shall be paid a fee equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables (the “Servicing Fee”). Such fee shall be paid through the distributions contemplated by Section 1.4(a).

(b)   If CB ceases to be a Servicer or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to paragraph (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

ARTICLE V

THE AGENTS

Section 5.1   Appointment and Authorization.

(a)   Each Lender and Group Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Lender or Group Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or the Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b)   Each Lender hereby irrevocably designates and appoints the respective institution identified as the Group Agent for such Lender’s Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Lender becomes a party hereto, and each authorizes such Group Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Group Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Group Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Group Agent or the

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Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Group Agent shall be read into this Agreement or otherwise exist against such Group Agent.

(c)   Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Group Agents, the Administrator and the Lenders, and neither the Borrower nor the Servicer shall have any rights as a third‑party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V (including, for the avoidance of doubt, Sections 5.2, 5.3 and 5.4) shall not affect any obligations or liability which any Group Agent, the Administrator or any Lender may have to the Borrower or the Servicer under the other provisions of this Agreement.  Furthermore, no Lender shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Group Agent which is not the Group Agent for such Lender.

(d)   In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Lenders and the Group Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of their successors and assigns.  In performing its functions and duties hereunder, each Group Agent shall act solely as the agent of its respective Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, the Servicer, any other Lender, any other Group Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2   Delegation of Duties.  The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3   Exculpatory Provisions.  None of the Group Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Group Agents (or in the case of any Group Agent, the Lenders within its Group that have a majority of the aggregate Commitment of such Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Lender, Group Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Borrower, the Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Borrower, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Lender or Group Agent to ascertain or inquire about the observance or performance of any

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agreement contained in any Transaction Document or to inspect the properties, books or records of the Borrower, the Servicer, any Originator or any of their respective Affiliates.

Section 5.4   Reliance by Agents.

(a)   Each Group Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrator.  Each Group Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Group Agents (or in the case of any Group Agent, the Lenders within its Group that have a majority of the aggregate Commitment of such Group), and assurance of its indemnification, as it deems appropriate.

(b)   The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Group Agents or the Group Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders, the Administrator and Group Agents.

(c)   The Lenders within each Group with a majority of the Commitment of such Group shall be entitled to request or direct the related Group Agent to take action, or refrain from taking action, under this Agreement on behalf of such Lenders.  Such Group Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Group Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Group Agent’s Lenders.

(d)   Unless otherwise advised in writing by a Group Agent or by any Lender on whose behalf such Group Agent is purportedly acting, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit of each of the Lenders in respect of which such Group Agent is identified as being the “Group Agent” in the definition of “Group Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Lenders on whose behalf it is purportedly acting.  Each Group Agent and its Lender(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Group Agent.

Section 5.5   Notice of Events of Default.  Neither any Group Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default unless such Administrator has received notice from any Lender, Group Agent, the Servicer or the Borrower stating that an Event of Default or an Unmatured Event of Default has occurred hereunder and describing such Event of Default or Unmatured Event of Default.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Group Agent whereupon each such Group Agent shall promptly give notice thereof to its related Lenders.  In the event that a Group Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the

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Administrator.  The Administrator shall take such action concerning an Event of Default or an Unmatured Event of Default as may be directed by the Majority Group Agents (unless such action otherwise requires the consent of all Lenders), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Lenders and the Group Agents.

Section 5.6   Non-Reliance on Administrator, Group Agents and Other Lenders.  Each Lender and Group Agent expressly acknowledges that none of the Administrator, the Group Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Group Agent hereafter taken, including any review of the affairs of the Borrower, CB, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Group Agent, as applicable.  Each Lender represents and warrants to the Administrator and the Group Agents that, independently and without reliance upon the Administrator, the LC Bank, Group Agents or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, CB, the Servicer or any Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Group Agent with any information concerning the Borrower, CB, the Servicer or any Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7   Administrators and Affiliates.  Each of the Lenders, the Group Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Borrower, CB, the Servicer or any Originator or any of their Affiliates.  With respect to any funding of the Eligible Receivables pursuant to this Agreement, each of the Group Agents and the Administrator shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not such an agent, and the terms “Lender” and “Lenders” shall include, to the extent applicable, each of the Group Agents and the Administrator in their individual capacities.

Section 5.8   Indemnification.  Each LC Participant and Related Committed Lender agrees to indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by the Borrower, the Servicer or any Originator and without limiting the obligation of the Borrower, the Servicer, or any Originator to do so), ratably (based on respective Group Commitments) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction

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Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or the LC Bank or such Person as finally determined by a court of competent jurisdiction).  Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their ratable shares (based on respective Group Commitments), promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 5.9   Successor Administrator.  The Administrator may, upon at least five (5) days’ notice to the Borrower, each Lender and Group Agent, resign as Administrator.  Such resignation shall not become effective until a successor Administrator is appointed by the Majority Group Agents and has accepted such appointment.  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

Section 5.10   Erroneous Payments.

(a)    Each Lender hereby agrees that (i) if the Administrator notifies such Lender that the Administrator has determined in its sole discretion that any funds received by such Lender from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise); individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrator to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)   Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrator (or any of its Affiliates) (i)

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that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrator (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment.  Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrator of such occurrence and, upon demand from the Administrator, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)   The Borrower and Servicer hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrator shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, Servicer or any Affiliate thereof.

(d)   Each party’s obligations under this Section 5.10 shall survive the resignation or replacement of the Administrator or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1   Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and the Majority Group Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or waiver shall, without the consent of each affected Lender, (A) extend the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest, (C) reduce any fees payable to the Administrator, any Group Agent or any Lender pursuant to the applicable Group Fee Letter, (D) change the amount of Capital of any Lender or any Related Committed Lender’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Group Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (G) change the definition of “Net Receivables Pool Balance”, “Dilution Reserve”, “Dilution Reserve Percentage”, “Eligible Receivable”, “Event of Default”, “Loss Reserve”, “Loss Reserve Percentage”, “Net Receivables Pool Balance”, or “Ratable Share”, (H) release all or any material part of the Pool Assets from the security interest granted by the Borrower to the Administrator

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hereunder or under any other Transaction Document, (I) amend the priority of payments set forth in Section 1.4(a) or (J) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (I) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.  No failure on the part of the Lenders, the Group Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  Notwithstanding the foregoing, the consent of the Structuring Agent shall not be required for any amendment or waiver unless such amendment or waiver materially and adversely affects the interests of the Structuring Agent or materially increases its obligations under this Agreement.

Section 6.2   Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including email communication) and shall be personally delivered or sent by email or by overnight mail, to the intended party at the mailing address or email address of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other mailing address or email address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by email, when sent, receipt confirmed by telephone or electronic means.

Section 6.3   Successors and Assigns; Participations; Assignments.

(a)   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided herein, (i) neither the Borrower nor Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank and the Group Agents and (ii) the Administrator shall not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that the Borrower’s consent shall not be required if an Event of Default or Servicer Default has occurred and is continuing.  The Administrator, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a record of any assignment by any Lender of right or obligations hereunder or under any Transaction Document and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrator and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)   Participations.  Except as otherwise specifically provided herein, any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder; provided, however, that no Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Lender shall remain solely responsible for performing its

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obligations hereunder, and the Borrower, each Group Agent and the Administrator shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder.  A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment hereto.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.

(c)   Assignments by Certain Related Committed Lenders.  Any Related Committed Lender may assign to one or more Persons (each a “Purchasing Related Committed Lender”), reasonably acceptable to each of the Administrator, the LC Bank and the related Group Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Lender, such selling Related Committed Lender, such related Group Agent and the Administrator if the Borrower shall have given its prior written consent thereto; provided that the Borrower’s consent shall not be required if an Event of Default or Servicer Default has occurred and is continuing.  Any such assignment by Related Committed Lender cannot be for an amount less than $10,000,000.  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower, such related Group Agent and the Administrator and (iii) payment by the Purchasing Related Committed Lender to the selling Related Committed Lender of the agreed purchase price, if any, such selling Related Committed Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Lender shall for all purposes be a Related Committed Lender party hereto and shall have all the rights and obligations of a Related Committed Lender hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Lender allocable to such Purchasing Related Committed Lender shall be equal to the amount of the Commitment of the selling Related Committed Lender transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Lender as a “Related Committed Lender” and a “Related LC Participant” and any resulting adjustment of the selling Related Committed Lender’s Commitment and, if applicable, selling Related LC Participant’s Ratable Share of the LC Participation Amount.

(d)   Assignments to Liquidity Providers and other Program Support Providers.  Any Conduit Lender may at any time grant to one or more of its Liquidity Providers or other Program

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Support Providers, participating interests in its portion of the Loan.  In the event of any such grant by such Conduit Lender of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Lender shall remain responsible for the performance of its obligations hereunder.

(e)   Other Assignment by Conduit Lenders.  Each party hereto agrees and consents (i) to any Conduit Lender’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Loan (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Lender of all of its rights and obligations hereunder to any other Person within such Conduit Lender’s Group, and upon such assignment such Conduit Lender shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Lender may not, without the prior consent of its Related Committed Lenders, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the funding of loans similar to loan being funded hereunder, (ii) has as its Group Agent the Group Agent of the assigning Conduit Lender and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Lender; provided, further, that such Conduit Lender may not make any assignment of its rights or obligations hereunder to any Person who is not a member of an existing Group without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed and not required if an Event of Default or Servicer Default has occurred and is continuing).  Any assigning Conduit Lender shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Lender, assigning any portion of its interest in the Loan to its assignee.  Such Conduit Lender shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Loan and to enable the assignee to exercise or enforce any rights of such Conduit Lender hereunder.  Upon the assignment of any portion of its interest in the Loan, the assignee shall have all of the rights hereunder with respect to such interest (except that the Interest therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Lender unless the Borrower, the related Group Agent and the assignee shall have agreed upon a different Interest).

(f)   Certain Pledges.  Without limiting the right of any Lender to sell or grant interests, security interests or participations to any Person as otherwise described in this Section 6.3, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Lender hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g)   Opinions of Counsel.  If required by the Administrator or the applicable Group Agent or to maintain the ratings of the Notes of any Conduit Lender, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Group Agent may reasonably request.

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Section 6.4   Costs, Expenses and Taxes.

(a)   By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Borrower shall pay to the Administrator, each Group Agent and each Lender on demand all reasonable costs and out-of-pocket expenses (excluding Taxes other than Other Taxes) in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the perfection (and continuation) of the Administrator’s rights in the Pool Receivables, Collections and other Pool Assets, (iii) the enforcement by the Administrator, any Group Agent or any member of any Group of the obligations of the Borrower, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (iv) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including reasonable fees, costs and out-of-pocket expenses of external legal counsel for the Administrator and any member of any Group relating to any of the foregoing or to advising the Administrator, any member of any Group, any related Liquidity Provider or any other related Program Support Provider about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all reasonable costs and out-of-pocket expenses (including reasonable external counsel fees and expenses) of the Administrator, each Group Agent and each Lender in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto.  Administrator and each member of each Group agree, however, that unless an Event of Default has occurred and is continuing all of such entities will be represented by a single law firm.  The Borrower shall reimburse the Administrator and each Group Agent for the cost of such Person’s external auditors auditing the books, records and procedures of the Borrower or the Servicer.  The Borrower shall reimburse each Conduit Lender on demand for all reasonable costs and out of pocket expenses incurred by such Conduit Lender in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the Rating Agencies and reasonable fees and out of pocket expenses of external counsel of the Administrator and each member of any Group for advice relating to such Conduit Lender’s operation in connection with the transactions contemplated by the Transaction Documents.

(b)   In addition, the Borrower shall pay on demand any and all stamp and Other Taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

Section 6.5   No Proceedings; Limitation on Payments.

(a)   The Borrower, CB, the Servicer, the Administrator, the LC Bank, the Group Agents, the Lenders, each assignee of the Loan or any interest therein, and each Person that enters into a commitment to fund the Loans or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one (1) day after the latest maturing Note issued by such Conduit Lender is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.

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(b)   Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Lender shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all Notes are paid in full.  Any amount which such Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6   GOVERNING LAW AND JURISDICTION.

(a)   THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7   Confidentiality.  Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, the Borrower and the Servicer agree to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (b) to the Borrower’s and the Servicer’s legal counsel and auditors if they agree to hold it confidential, (c) in connection with any litigation or other proceeding between the parties hereto with respect to the Transaction Documents and (d) to any regulatory authorities having jurisdiction over the Borrower or the

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Servicer.  Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, each of the Administrator, the Group Agents and the Lenders agrees to maintain the confidentiality of all of the Information (as defined below); provided that such Information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (ii) legal counsel and auditors of the Lenders, the Group Agents or the Administrator (if they agree to hold it confidential), (iii) the rating agencies or any other nationally recognized statistical rating organization rating the Notes of any Conduit Lenders (if they agree, or are otherwise required by law, to hold it confidential), (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes (if they agree to hold it confidential) and (vi) any regulatory authorities having jurisdiction over the Administrator, a Group Agent, a Lender, any Program Support Provider or any Liquidity Provider.  For purposes of this Section 6.7, “Information” means all information relating to (i) CB, the Borrower, the Servicer and the Originators, and all of their respective Affiliates or (ii) any Obligor or any Receivable, other than any such information described in clauses (i) or (ii) that is available to the Administrator, the Group Agents or the Lenders on a nonconfidential basis prior to disclosure by CB, the Borrower, the Servicer, or any Originator.  Each of the Administrator, the Group Agents and the Lenders acknowledges that (a) the Information may include material non-public information concerning CB, the Borrower, the Servicer, any Originator, or any of their respective Affiliates or any Obligor or Receivable, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

Section 6.8   Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9   Survival of Termination.  The provisions of Sections 1.7, 1.8, 1.9, 1.10, 1.18, 1.19, 1.20, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

              Section 6.10   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT

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AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11   Sharing of Recoveries.  Each Lender agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Lenders, without representation or warranty except for the representation and warranty that such interest is being sold by each such other Lender free and clear of any Adverse Claim created or granted by such other Lender, in the amount necessary to create proportional participation by the Lender in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12   Right of Setoff.  Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuation of an Event of Default to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender (including by any branches or agencies of such Lender) to, or for the account of, the Borrower against amounts then due and owing by the Borrower hereunder.

Section 6.13   Entire Agreement.  This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14   Headings.  The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15   Groups’ Liabilities.  The obligations of each Group Agent and each Lender under the Transaction Documents are solely the corporate obligations of such Person.  Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Group Agent or any Lender, no claim may be made by the Borrower or the Servicer or any other Person against the Administrator, any Group Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16   USA Patriot Act.  Each of the Administrator and each of the Lenders hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub.  L.  107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Lenders may be required to obtain, verify and record information that

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identifies the Borrower, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Servicer and the Performance Guarantor that will allow the Administrator and the Lenders to identify the Borrower, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act.  Each of the Borrower and the Servicer agrees to provide the Administrator and the Lenders, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 6.17   Structuring Agent.  Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 1.5.  Each party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

Section 6.18   [Reserved].

Section 6.19   [Reserved].

Section 6.20   [Reserved].

Section 6.21   [Reserved].

Section 6.22   [Reserved].

Section 6.23   Intent of the Parties.  The Borrower has structured the Transaction Documents with the intention that the Loans and the obligations of the Borrower will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”).  The parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law.  Each assignee and each participant acquiring an interest in Loans hereunder, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

Section 6.24   Post-Closing Covenant.  The Borrower and Servicer shall within five (5) Business Days of the Closing Date (or such later day as agreed to in writing by the Administrator) deliver to the Administrator one or more duly executed account control agreements entered into with PNC or its Affiliate, as Lock-Box Account Bank, relating to the Lock-Box Accounts maintained at PNC or its Affiliate in form and substance reasonably satisfactory to the Administrator.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINCINNATI BELL FUNDING LLC, as Borrower

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

Address: 251 Little Falls Drive Wilmington, DE 19808 Attention: Angela J. Huber Telephone: 513-397-7298 Email: Angela.Huber@altafiber.com

CINCINNATI BELL INC., as Servicer and, solely with respect to Section 3.2(b), as Performance Guarantor

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

Address: 221 East Fourth Street Cincinnati, Ohio 45202 Attention: Angela J. Huber Telephone: 513-397-7298 Email: Angela.Huber@altafiber.com

Receivables Financing Agreement
(RemainCo)

THE GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as a Related Committed Lender and Group Agent for the PNC Group

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

Address: PNC Bank, National Association 300 Fifth Avenue Pittsburgh, PA 15222 Attention: Brian Stanley Telephone: 412.768.2001 Email: brian.stanley@pnc.com

Receivables Financing Agreement
(RemainCo)

PNC BANK, NATIONAL ASSOCIATION, as Administrator and LC Bank

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

Address: PNC Bank, National Association 300 Fifth Avenue Pittsburgh, PA 15222 Attention: Brian Stanley Telephone: 412.768.2001 Email: brian.stanley@pnc.com

Receivables Financing Agreement
(RemainCo)

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

Address: PNC Bank, National Association 300 Fifth Avenue Pittsburgh, PA 15222 Attention: Brian Stanley Telephone: 412.768.2001 Email: brian.stanley@pnc.com

Receivables Financing Agreement
(RemainCo)

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

Receivables Financing Agreement
(RemainCo)

EXHIBIT I

DEFINITIONS

As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest, hypothec, hypothecation, deemed trust or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Lenders) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be.  For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Adjusted LC Participation Amount” means, at any time, the greater of (i) the LC Participation Amount less all cash collateral held in the LC Collateral Accounts at such time and (ii) zero ($0).

“Aggregate Capital” means, at any time, the aggregate outstanding Capital of all Lenders at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Rate” for any Interest Period for any Capital (or portion thereof) funded by any Lender other than through the issuance of Notes, means an interest rate per annum equal to: (i) the sum of Daily Resetting Term SOFR plus the SOFR Adjustment or (ii) the Base Rate for such Interest Period (provided, however, that the “Alternate Rate” for any day while an Event of Default exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the applicable Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (i) above, as applicable).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar applicable anti-corruption laws or regulations  administered or enforced in any jurisdiction in which the Parent or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Applicable Law” means, with respect to any Person, (a) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (b) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.  § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)   the rate of interest in effect for such day as publicly announced from time to time by the Administrator as its “reference rate”.  Such “reference rate” is set by the Administrator based upon various factors, including the Administrator’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

(ii)   0.50% per annum above the latest Overnight Bank Funding Rate.

“Base Rate Loan” means a Loan accruing interest by reference to the Base Rate.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Beneficial Ownership Certification” means a certification of the Borrower as to its beneficial owner(s) complying with the Beneficial Ownership Rule.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, Atlanta, Georgia, or New York City, New York, (b) if this definition of “Business Day” is utilized in connection with SOFR, any such day that is also a day on which SOFR is published by the Federal Reserve Bank of New York

(or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, or any successor website thereto.

“Capital” means, with respect to any Lender, the aggregate amounts (a) paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Section 1.2(b) of the Agreement, (b) paid by such Lender (as an LC Participant) to the LC Bank in respect of a Participation Advance made by such Lender to LC Bank pursuant to Section 1.14 of the Agreement and (c) with respect to the Lender that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Borrower or funded by Participation Advances, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(a) of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“CB” has the meaning set forth in the preamble to this Agreement.

“CBT” means Cincinnati Bell Telephone Company LLC, an Ohio limited liability company, and its successors and permitted assigns.

“CBT Public Notice” means a public notice, issued by the Federal Communications Commission, announcing a request by CBT to discontinue, reduce or impair service.

“Change in Control” means the earliest to occur after the Closing Date of:

(i)   CB ceases to own, directly or indirectly, 100% of the voting equity interests of the Borrower free and clear of all Adverse Claims;

(ii)   CB ceases to own, directly or indirectly a majority of the voting equity interests of any Originator;

(iii)   Holdings ceases to own, directly or indirectly, 100% of the voting equity interests of CB;

(iv)   at any time:

(a) prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially, at least a majority of the aggregate ordinary common equity voting power represented by the issued and outstanding equity interests of Holdings; or

(b) upon and after the consummation of a Qualifying IPO, (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner”

(as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of equity interests representing more than thirty-five percent (35%) of the aggregate ordinary common equity voting power represented by the issued and outstanding equity interests of Holdings and the percentage of aggregate ordinary common equity voting power so held is greater than the percentage of the aggregate ordinary common equity voting power represented by the equity interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; or

(v)   any “Change of Control” (or any comparable term) occurring under the New Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Closing Date” means January 31, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, CB, the Borrower or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Related Committed Lender, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Lender is obligated to pay hereunder on account of all Funded Loans and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule III or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Facility Limit pursuant to Section 1.1(c) of the Agreement.  For the avoidance of doubt, in no event shall the sum of the aggregate Commitments of all Lenders in a Group exceed such Group’s Group Commitment.

“Commitment Percentage” means, for each Related Committed Lender or Related LC Participant in a Group, the Commitment of such Related Committed Lender or Related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Lenders or Related LC Participants, as the case may be, in such Group.

“Concentration Percentage” means (a) for any Group A Obligor, 12%, (b) for any Group B Obligor, 10%, (c) for any Group C Obligor, 8% and (d) for any Group D Obligor, 4%.

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the largest Obligor Percentage of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Conduit Lender” means each commercial paper conduit that is a party to this Agreement, as a Lender, or that becomes a party to this Agreement, as a lender pursuant to an Assumption Agreement or Transfer Supplement.

“Conforming Changes” means, with respect to the Daily Resetting Term SOFR Rate or Daily Simple SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of the Daily Resetting Term SOFR Rate or Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Daily Resetting Term SOFR Rate or Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Coverage Percentage” means, at any time, a fraction (expressed as a percentage) and computed as follows:

Aggregate Capital + Aggregate Adjusted LC Participation Amount + Total Reserves
Net Receivables Pool Balance

The Coverage Percentage shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Covered Entity” means (a) the Borrower, the Servicer, each Originator and each of CB’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital with respect to such Conduit Lender (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Group Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Interest Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to the Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Lender at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Lender had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (ii) any other rate designated as the “CP Rate” for such Conduit Lender in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Lender to this Agreement, or any other writing or agreement provided by such Conduit Lender to the Borrower, the Servicer and the applicable Group Agent from time to time and, in each case, consented to as to the applicable “CP Rate” by the Borrower (such consent not to be unreasonably withheld or delayed).  The “CP Rate” for any day while an Event of Default exists shall be an interest rate equal to the greater of (x) 3% per annum above the Base Rate in effect on such day and (y) SOFR on such day.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of CB in effect on the date of this

Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

“Credit Party” means each Lender, the LC Bank and the Administrator.

“Daily Resetting Term SOFR Rate” shall mean, for any day, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor of one month on such day (the “Term SOFR Determination Date”), as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Daily Resetting Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Daily Resetting Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Daily Resetting Term SOFR Rate shall be deemed to be the SOFR Floor.

“Daily Resetting Term SOFR Rate Loan” means a Loan that bears interest based on the Daily Resetting Term SOFR Rate.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that

SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services purchased by an applicable Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the sum of (w) the aggregate initial Outstanding Balance of all Group A Receivables originated by the Originators during the calendar month that is five (5) calendar months before such calendar month, plus (x) the aggregate initial Outstanding Balance of all Group B Receivables originated by the Originators during the calendar month that is seven (7) calendar months before such calendar month, plus (y) the sum for each Designated Obligor of the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is a Designated Obligor, originated by the Originators during the Designated Terms applicable to such Designated Obligor for purposes of this defined term.

“Defaulted Receivable” means a Receivable:

(a)   as to which any payment, or part thereof, remains unpaid for (i) with respect to a Group A Receivable, one hundred and fifty-one (151) or more days from the original invoice date of such Receivable, (ii) with respect to a Group B Receivable, two hundred eleven (211) or more days and (iii) with respect to a Receivable, the Obligor of which is a Designated Obligor, the Designated Terms applicable to such Designated Obligor for purposes of this defined term, or

(b)   without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto or (ii) that has been written off the Borrower’s books as uncollectible.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were

Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than (a) solely with respect to a Receivable, the Obligor of which is a Designated Obligor, the Designated Terms applicable to such Designated Obligor for purposes of this defined term, (b) with respect to any Receivable (other than a Receivable, the Obligor of which is a Designated Obligor) that has a stated maturity which is less than ninety-one (91) days after the original invoice date of such Receivable, one hundred and twenty (120) days from the original invoice date of such Receivable and (c) with respect to any Receivable (other than a Receivable, the Obligor of which is a Designated Obligor) that has a stated maturity which is ninety-one (91) or more days after the original invoice date of such Receivable, one hundred and fifty (150) days from the original invoice date of such Receivable.

“Designated Obligor” means each Obligor designated as a Designated Obligor from time to time on Annex I, as such Annex I is supplemented from time to time in writing to add or remove Designated Obligors and adjust any Designated Terms relating thereto, and, in each case, as such supplement is consented to in writing (including, without limitation, email communications) by the Borrower, the Servicer, the Administrator, the LC Bank and each Lender. In the event that any other Obligor is or becomes an Affiliate of a Designated Obligor, the applicable Designated Terms set forth on Annex I shall apply to both such Obligor and such Designated Obligor and shall be calculated as if such Obligor and such Designated Obligor were a single Obligor.

“Designated Terms” means the terms set forth on Annex I as applicable to a Designated Obligor with respect to certain defined terms set forth on Schedule I; provided that if no Designated Term is provided with respect to any defined term for such Obligor or if the conditions, if any, to any Designated Term are not satisfied, such Designated Terms shall not be applicable to such Designated Obligor for purposes of such defined term.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the sum of (i) the aggregate credit sales made by all the Originators during the most recent calendar month, plus (ii) 50% times the aggregate credit sales made by all the Originators during the second most recent calendar month, to (b) the Net Receivables Pool Balance at the last day of such calendar month. Within thirty (30) days of the completion and the receipt by the Administrator of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon may be adjusted by the Administrator upon not less than five (5) Business Days’ notice to the Servicer to reflect such number of Fiscal Months as the Administrator reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Borrower pursuant to Section 1.4(e)(i) of this Agreement or by the Borrower, as seller, under Section 5 of the

Receivables Financing Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent calendar months and (y) the Dilution Spike Factor.

“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve (12) most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve (12) most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Divestiture” means that CB ceases to own, directly or indirectly, a majority of the voting equity interest of any SpinCo Facility Originator.

“Drawing Date” has the meaning set forth in Section 1.14(a) of the Agreement.

“DSO Trigger” has the meaning set forth on Annex J, as such Annex J is supplemented from time to time in writing and as such supplement is consented to in writing (including, without limitation, email communications) by the Borrower, the Servicer, the Administrator, the LC Bank and each Lender.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a)   the Obligor of which (i) is organized under the laws of the United States (or a subdivision thereof), (ii) is not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) is not an Affiliate (other than an officer, director or other natural Person) of CB, the Servicer or any Affiliate (other than an officer, director or other natural Person) of CB, as applicable, (iv) is not a Sanctioned Person or not a resident of a Sanctioned Jurisdiction and (v) is not a Governmental Authority other than the United States of America, or any State, municipality, instrumentality or other political subdivision thereof.

(b)   that is denominated and payable only in U.S. Dollars in the United States, and the Obligor with respect to which has been instructed in writing by the Servicer, the Borrower, the applicable Originator or the applicable Sub-Servicer, if any, in accordance with Sections 1(f) and 2(f) of Exhibit IV to remit Collections in respect thereof to a Lock-Box Account in the United States of America (provided that such Obligor may make an On-Site Payment notwithstanding such instruction),

(c)   that does not have a stated maturity which is more than one-hundred-twenty (120) days after the original invoice date of such Receivable; provided that in the case of Pool Receivables the Obligor of which is a Designated Obligor, (i) an Eligible Receivable means a Pool Receivable that does not have a stated maturity which is more than the Designated Terms applicable to such Designated Obligor for purposes of this defined term and (ii) such Pool Receivable meets each of the other criteria set forth in this definition,

(d)   that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of any Originator’s business,

(e)   that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law,

(f)   that conforms in all material respects with all applicable laws, rulings and regulations in effect,

(g)   that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim,

(h)   that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

(i)   that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,

(j)   in which the Borrower owns good and marketable title, free and clear of any Adverse Claims other than Permitted Adverse Claims, and that is freely assignable by the Borrower (including without any consent of the related Obligor),

(k)   for which the Administrator (for the benefit of each Lender) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims,

(l)   that constitutes an “account”, “general intangible” or “tangible chattel paper”, each as defined in the UCC,

(m)   that is not a Defaulted Receivable or a Delinquent Receivable,

(n)   (i) for which none of the Originator thereof, the Borrower and the Servicer has established any offset arrangements with the related Obligor and (ii) for which payments thereunder are free and clear of any withholding Taxes,

(o)   for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables,

(p)   that represents amounts that are either (i) earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or (ii) so long as (A) CBT’s senior unsecured debt rating is “B” or better from Standard & Poor’s and “B2” or better from Moody’s and (B) the Federal Communications Commission has not released a CBT Public Notice, a receivable billed to the Obligor for a service to be provided during the immediate subsequent billing period, and

(q)   (i) [reserved] and (ii) either (A) the invoice with respect thereto has been sent to the Obligor thereof or (B) that is an Eligible Unbilled Receivable.

“Eligible Unbilled Receivable” means, at any time, any Receivables  as to which (a) the invoice or bill with respect thereto has not yet been sent to the Obligor thereof and (b) any Originator with respect thereto has accrued the related revenue on its financial statements under GAAP.

“Embargoed Property” means any property that must be blocked or frozen pursuant to Anti-Terrorism Laws or that otherwise would cause any actual or possible violation by any Credit Party of any applicable Anti-Terrorism Law if the Lenders or the Administrator were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Equity Investments” has the meaning set forth in Section 3(a) of Exhibit IV of this Agreement.

“Equity Sponsor” means (i) MIP V (FCC) AIV, L.P. (“MIP V”), (ii) Macquarie Infrastructure and Real Assets Inc. (“MIRA” and, together with MIP V, “Macquarie”), (iii) any of the entities or funds, including Subsidiaries, which are managed by Macquarie and (iv) any successor of Macquarie, (v) any Affiliate of Macquarie that in the future acquires any direct or indirect equity interests in Holdings and/or CB (other than any other portfolio company of Macquarie).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, any Originator or CB, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, any Originator or CB, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, arrangement, adjustment, protection or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or any other Applicable Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors, including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors.

“Event of Default” has the meaning specified in Exhibit V to this Agreement.

“Excess Concentration” means, without duplication, the sum of the following amounts:

(i)   the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor, multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(ii)   the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which were billed to an Obligor for a service to be provided during the immediate subsequent billing period exceeds 45% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided that the Administrator may reduce the percentage set forth herein in its sole discretion on not less than five (5) Business Days’ notice thereof to the Servicer and the Borrower (but in no event shall such percentage be reduced below 16% without the consent of the Borrower); plus

(iii)   the amount by which the aggregate Outstanding Balance of all Eligible Unbilled Receivables then in the Receivables Pool exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iv)   the amount by which the aggregate Outstanding Balance of Eligible Receivables (other than Receivables the Obligor of which is an Excluded Designated Obligor) that have a stated maturity which is more than sixty (60) days and less than ninety-one (91) days after the original invoice date of such Receivable then in the Receivables Pool exceeds 20% (or, upon five (5) days’ notice, such other percentage threshold as may be agreed upon in writing by the Administrator, each Purchaser Agent and the Borrower) of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(v)   the amount by which the aggregate Outstanding Balance of Eligible Receivables (other than Receivables the Obligor of which is an Excluded Designated Obligor) that have a stated maturity which is more than ninety (90) days after the original invoice date of such Receivable then in the Receivables Pool exceeds 2.5% (or, upon five (5) days’ notice, such other percentage threshold as may be agreed upon in writing by the

Administrator, each Purchaser Agent and the Borrower) of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(vi)   the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 61 days but less than 90 days after the original due date for such Receivable, over (b) the product of (x) 10%, multiplied by (y) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is two (2) Fiscal Months before the then-current Fiscal Month as of the date of determination; plus

(vii)   the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 91 days after the original due date for such Receivable, over (b) the product of (x) 10%, multiplied by (y) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is three (3) Fiscal Months before the then-current Fiscal Month as of the date of determination; plus

(viii)   the amount by which the aggregate Outstanding Balance of all Eligible Receivables the Obligor of which is a U.S. federal Governmental Authority then in the Receivables Pool exceeds 5% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Designated Obligor” means an Obligor, the Designated Terms for which indicate such Obligor’s Receivables shall be excluded from clause (iv) of the definition of Excess Concentration.

“Excluded Receivable” means any Receivable (as defined without giving effect to the proviso to the definition thereof): which is originated by any Originator and billed on a billing system or ledger identified by the Servicer in writing to the Administrator (any such identified billing system or ledger, a “Subject Ledger”); provided that CB will (x) provide 30 days’ prior written notice to the Administrator that notifies the Administrator that any billing system or ledger will be designated as a Subject Ledger and (y) from time to time, upon the reasonable request of the Administrator, provide the Administrator with a then current list of Excluded Receivables; provided, however, that the Excluded Receivables relating to Subject Ledgers shall not, at any one time, have an aggregate fair market value in excess of $12,500,000; provided further, that in the event CB determines that any or all Excluded Receivables identified on a Subject Ledger no longer need to be excluded from the sale to the Company, CB will provide written notice to the Administrator identifying such Excluded Receivables and stating that such Excluded Receivables shall no longer be classified as Excluded Receivables, in which case, upon the Administrator’s and each Group Agent’s written consent, any such Receivables shall then be sold on a date to be mutually agreed upon following the delivery of such notice.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a)

overall net income (however denominated), franchise taxes and branch profits taxes, in each case, (i) imposed on the Person receiving such payment by the Borrower hereunder by the jurisdiction under whose laws such Person is organized, the jurisdiction of such Person’s principal place of business or the jurisdiction in which such Person funds or maintains the Loan, or any political subdivision thereof, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to a Lender replacement under Section 1.24(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any Tax to the extent such Tax is attributable to any Lender’s failure to comply with Section 1.10(c) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exiting Lender” has the meaning set forth in Section 1.23 of this Agreement.

“Facility Limit” means $55,000,000, as such amount may be reduced pursuant to Section 1.1(c) of this Agreement or otherwise in connection with any Exiting Lender.  References to the unused portion of the Facility Limit shall mean, at any time, the Facility Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

“Facility Termination Date” means, with respect to any Lender, the earliest to occur of: (a) January 31, 2026, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Facility Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) the date which is thirty (30) days after the date on which the Administrator and each Group Agent has received written notice from the Borrower of its election to terminate this facility pursuant to Section 1.1(c), (e) the Scheduled Termination Date and (f) the date of any Divestiture.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Fees” means the fees payable by the Borrower to each member of each Group pursuant to the applicable Group Fee Letter.

“Federal Governmental Entity” means the government of the United States of America, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to such government.

“Final Maturity Date” means the date that (i) is one hundred and eighty (180) days following the Scheduled Termination Date, (ii) such earlier date on which the Loans become due and payable pursuant to Exhibit V or (iii) the date of any Divestiture.

“Final Payout Date” means the date on or after the Facility Termination Date on which (a) the Facility Limit and all Commitments have been reduced to zero ($0), (b) the Aggregate Capital has been reduced to zero ($0), (c) all Interest has been paid in full, (d) all accrued Fees have been paid in full, (v) the Aggregate Adjusted LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless backstopped or cash-collateralized in a manner agreed to in writing by the LC Bank and the Majority Group Agents in their sole and absolute discretion), (e) all other amounts owing by the Borrower or the Servicer to the Administrator, the Group Agents, the Lenders, the Indemnified Parties and the other Affected Persons hereunder and under the other Transaction Documents have been paid in full and (f) all other amounts owing by Borrower or Servicer to the Receivables Buyer have been paid in full.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funded Loan” means (a) a Loan that is made pursuant to Section 1.2(b) and (b) a Participation Advance made by an LC Participant pursuant to Section 1.14(b).

“GAAP” means the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect on the Closing Date.

“General Electric Companies” means, collectively, General Electric Company and its subsidiaries.

“General Electric Company” means General Electric Company, a New York Corporation.

“Governmental Acts” shall have the meaning set forth in Section 1.19 of this Agreement.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Governmental Entity” means any nation or government, any state, province or territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any court and any supra-national bodies such as the European Union or the European Central Bank.

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders, related Group Agent and Related LC Participants and (ii) for PNC, PNC, as a Group Agent, a Related Committed Lender and an LC Participant.

“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group A Receivable” means a Receivable, (a) the Obligor of which is not a Designated Obligor and (b) that is not a Group B Receivable.

“Group Agent” means each Person acting as agent on behalf of a Group and designated as a Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed

Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group B Receivable” means a Receivable, (a) the Obligor of which is not a Designated Obligor and (b) that is (x) aged on the “Great Plains” billing system (or such other billing system approved in writing from time to time by the Administrator) or (y) the Originator of which is a Legacy Hawaiian Telecom Originator.

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on such Obligor’s, its parent’s or it’s majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group Capital” means with respect to any Group, an amount equal to the aggregate of all Capital of the Lenders within such Group.

“Group Commitment” means with respect to any Group the aggregate of the Commitments of each Lender within such Group.  References to the unused portion of a Group’s Group Commitment shall mean, at any time, the excess, if any, of (a) such Group’s Group Commitment, over (b) the sum of (i) the amount of the then outstanding Capital of each Lender in such Group, plus (ii) such Group’s Related LC Participant’s Ratable Share of the LC Participation Amount.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Holdings” means Red Fiber Parent LLC, a Delaware limited liability company.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

“Information Package” means each Monthly Report and Weekly Report.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, arrangement, adjustment, protection or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or any other Applicable Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors, including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors.

“Intended Tax Treatment” has the meaning set forth in Section 6.23 of this Agreement.

“Interest” means with respect to any Lender:

(a)   for any Portion of Capital for any Interest Period with respect to any Lender to the extent such Portion of Capital will be funded by such Lender during such Interest Period through the issuance of Notes:

CPR x C x ED/360 + YPF

(b)   for any Portion of Capital for any Interest Period with respect to any Lender to the extent such Portion of Capital will not be funded by such Lender during such Interest Period through the issuance of Notes:

AR x C x ED/Year + YPF

where:

AR	=	the Alternate Rate for such Portion of Capital for such Interest Period with respect to such Lender,

C	=	the Capital with respect to such Portion of Capital during such Interest Period with respect to such Lender,

CPR	=	the CP Rate for the Portion of Capital for such Interest Period with respect to such Lender,

ED	=	the actual number of days during such Interest Period,

Year	=
if such Portion of Capital is funded based upon: (i) SOFR, three hundred and sixty (360) days, and (ii) the Base Rate, three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as applicable, and

YPF	=
the Yield Protection Fee, if any, for the Portion of Capital for such Interest Period with respect to such Lender; provided that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law; and provided further, that Interest for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means, initially, the period commencing on (and including) the date of the initial Loan or funding of such Portion of Capital and ending on (and including) the last day of the related calendar month, and (ii) thereafter, each period commencing on (and including) the first day of each calendar month and ending on (and including) the last day of such calendar month; provided that

(i)   any Interest Period (other than of one (1) day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Interest in respect of such Interest Period is computed by reference to SOFR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii)   in the case of any Interest Period of one (1) day, (A) if such Interest Period is the initial Interest Period for a Loan hereunder, such Interest Period shall be the day of such Loan, (B) any subsequently occurring Interest Period which is one day shall, if the immediately preceding Interest Period is more than one day, be the last day of such immediately preceding Interest Period, and, if the immediately preceding Interest Period is one day, be the day next following such immediately preceding Interest Period and (C) if such Interest Period occurs on a day immediately preceding a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

(iii)   in the case of any Interest Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on such Facility Termination Date and the duration of each Interest Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Group Agent).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of the Internal Revenue Code also refer to any successor sections.

“IRS” means the United States Internal Revenue Service.

“LC Bank” means PNC.

“LC Collateral Account” means each account designated as an LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account(s) as may be so designated as such by the Administrator.

“LC Fee Expectation” has the meaning set forth in Section 1.15(c) of the Agreement.

“LC Participant” means each Person listed as such for each Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“LC Participant Reimbursement Date” has the meaning set forth in Section 1.14 of the Agreement.

“LC Participation Amount” means, at any time of determination, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“LCR Security” means any commercial paper or security (other than equity securities issued to CB or any Originator that is a consolidated subsidiary of CB under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed.  Reg.  197, 61440 et seq.  (October 10, 2014).

“Legacy Cincinnati Bell Originator” means each Originator that is not a Legacy Hawaiian Telecom Originator.

“Legacy Hawaiian Telecom Originator” means each of Hawaiian Telcom Communications, Inc., a Delaware corporation, Hawaiian Telcom, Inc., a Hawaii corporation, Hawaiian Telcom Services Company, Inc., a Delaware corporation, Wavecom Solutions Corporation, a Hawaii corporation, and SystemMetrics Corporation, a Hawaii corporation.

“Lender” means each Conduit Lender, Related Committed Lender, LC Participant and the LC Bank, as applicable.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank for the account of the Borrower pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.12 of the Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity for such Conduit Lender’s Loans.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Lender pursuant to the terms of a Liquidity Agreement.

“Loan” has the meaning set forth in Section 1.1(a) of this Agreement.

“Lock-Box Account” means each account and post office box listed on Schedule II to this Agreement and maintained at a bank, postal institution or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections, as set forth in Section 1.4(a) of this Agreement.

“Lock-Box Agreement” means an agreement, among the Borrower, the Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks, postal institutions or other financial institutions holding one or more Lock-Box Accounts.

“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1 minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, a percentage equal to (i) the product of (A) 2.25 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, multiplied by (B) the sum of (1) the aggregate initial Outstanding Balance of all Receivables originated by the Originators during the three most recent calendar months, plus (2) 0.30 multiplied by the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is not a Designated Obligor, originated by the Originators during the fourth most recent calendar month, plus (3) the sum for each Designated Obligor of the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is a Designated Obligor, originated by the Originators during the Designated Terms applicable to such Designated Obligor, divided by (ii) the Net Receivables Pool Balance as of such date.

“Majority Group Agents” means, at any time, the Group Agents which in their related Group have Related Committed Lenders whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Lenders in all Groups (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital); provided, however, that so long as any one Related Committed Lender’s Commitment is greater than 50% of the aggregate Commitments (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital) and there is more than one Group, then “Majority Group Agents” shall mean a minimum of two Group Agents which in their related Group have Related Committed Lenders whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Lenders in all Groups (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital).

“Management Equityholders” means any of (i) any current or former director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof who, at any time, is an investor in Holdings or any direct or indirect parent thereof,

(ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of Holdings or any of their respective Subsidiaries (or by any Person described in the succeeding clauses (iii) and (iv), as applicable) to hold an investment in Holdings or any direct or indirect parent thereof in connection with such Person’s estate or tax planning, (iii) any spouse, parents or grandparents of any such director, officer, employee or member of management of Holdings or any of its Subsidiaries and any and all descendants of the foregoing, together with any spouse of any of the foregoing Persons, who are transferred an investment in Holdings or any direct or indirect parent thereof by any such director, officer, employee or member of management of Holdings or any of its Subsidiaries in connection with such Person’s estate or tax planning and (iv) any Person who acquires an investment in Holdings or any direct or indirect parent thereof by will or by the laws of intestate succession as a result of the death of an employee of Holdings or any of its respective Subsidiaries.

“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a)   the assets, operations, business or financial condition of such Person,

(b)   the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c)   the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or

(d)   the status, perfection, enforceability or priority of the Administrator’s, any Lender’s or the Borrower’s interest in the Pool Assets.

“Minimum Dilution Reserve Percentage” means, on any day, the greater of (i) 3% and (ii) the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent calendar months, multiplied by (b) the Dilution Horizon.

“Minimum Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) the sum of (i) (x) the Concentration Reserve Percentage on such day, divided by (y) 100% minus the Concentration Reserve Percentage on such day, plus (ii)(x) the Minimum Dilution Reserve Percentage on such day, divided by (y) 100% minus the Minimum Dilution Reserve Percentage on such day.

“Monthly Report” means a report, in substantially the form of Annex A-1 to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Group Agent pursuant to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

“New Credit Agreement” means the Credit Agreement dated as of September 7, 2021, as amended as of November 23, 2021, by and among Red Fiber Parent LLC, as holdings, CB, as borrower, various subsidiaries of CB, the various lenders from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent.

“Non-Receivable Cash Deposit” means funds deposited in a Lock-Box Account representing (a) collections of receivables billed and collected by the Servicer or any Originator on behalf of a third party that do not constitute Collections of Receivables or (b) a cash payment for goods or services purchased at a retail location of any Originator, the purchase of which does not give rise to a Receivable but the cash payment of which is commingled with an On-Site Cash Payment.

“Non-Receivable Cash Deposit Report” means a report, in form and substance satisfactory to the Administrator and each Group Agent, which shall be delivered (a) upon request by the Administrator and (b) in connection with each request made by the Borrower or the Servicer to the Administrator to transfer any Non-Receivable Cash Deposits out of a Lock-Box Account of which the Administrator has taken exclusive control.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“On-Site Cash Payment” means a payment of a Receivable made in cash by an Obligor at a retail location, payment center or distributor of any Originator.

“On-Site Payment” means a payment of a Receivable made in cash or by check or credit card by an Obligor at a retail location, payment center or distributor of any Originator.

“Originator” means each Person from time to time party to the Sale Agreement as any Originator.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Taxes (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this

Agreement or any other Transaction Document, or sold or assigned an interest in this Agreement or any other Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero percent (0.00%) per annum, then such rate shall be deemed to be zero percent (0.00%) per annum. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.

“Participant Register” has the meaning set forth in Section 6.3(b) of this Agreement.

“Participation Advance” has the meaning set forth in Section 1.14(b) of the Agreement.

“Paydown Notice” has the meaning set forth in Section 1.1(b) of this Agreement.

“Performance Guaranty” means the Second Amended and Restated Performance Guaranty, dated as of the Closing Date, by CB, as performance guarantor, in favor of the Administrator for the benefit of the Lenders and Group Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Performance Guarantor” means CB, in its capacity as performance guarantor under the Performance Guaranty.

“Permitted Adverse Claim” means (a) liens created or arising in favor of Administrator for the benefit of Lenders pursuant to the Transaction Documents, (b) any Adverse Claim in respect of any Receivable which will be released on, prior to or upon or contemporaneously with the sale or transfer of such Receivable under the Sale Agreement, (c) any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period and (d) solely in the case of any Originator (i) liens for Taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator in accordance with GAAP, provided that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect, (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator; provided that proper reserves have been established therefor by such Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than thirty (30) days.

“Permitted Holder” means any of (i) Macquarie, any of its Affiliates and any funds, investment vehicles or partnerships managed, advised or sub-advised by any of them or any of their respective Affiliates, but not including, however, any portfolio operating company of any of the foregoing, (ii) the Management Equityholders, (iii) the Permitted Transferees of any of the foregoing Persons and (iv) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i), (ii) and/or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power for election of directors represented by the issued and outstanding equity interests of Holdings held, directly or indirectly, by such “group.”

“Permitted Transferees” means (i) any Affiliate of any of the Equity Sponsors (other than any portfolio operating company of any of the foregoing), (ii) any managing director, general partner, limited partner, director, officer or employee of an Equity Sponsor or any Person described in clause (i) above (collectively, the “Sponsor Associates”), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association.

“Pool Assets” has the meaning set forth in Section 1.2(c) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which the such Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Lender to any Program Support Provider of the Loan (or portions thereof) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes with respect to each Conduit Lender any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

“Purchasing Related Committed Lender” has the meaning set forth in Section 6.3(c) of this Agreement.

“Qualifying IPO” means any transaction or series of related transactions whereby, or upon the consummation of which common equity interests of Holdings (or any direct or indirect parent of Holdings) are offered or sold (whether through an initial primary underwritten public offering or otherwise) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction, (whether alone or in connection with a secondary public offering).

“Ratable Share” means, at any time of determination, with respect to any Group and any Loan, a fraction (expressed as a percentage), (a) the numerator of which is such Lender’s Group Commitment at such time and (b) the denominator of which is the aggregate Commitments of all Lenders at such time.

“Rating Agency” means each of Standard & Poor’s and Moody’s.

“Receivable” means any indebtedness and other obligations owed to any Originator, CB or the Borrower or any right of the Borrower, CB or any Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Borrower, CB or any Originator on behalf of an Obligor, whether constituting an account, chattel paper, instrument or intangible, including payment intangible or general intangible, in each instance arising in connection with (a) the sale of goods or the rendering of services or (b) the provision or use of equipment, facilities or software, and includes, without limitation, (i) the obligation to pay any finance charges, fees and other charges with respect thereto and (ii) amounts billed to the Obligor for such service or any other of the foregoing to be provided during the immediate subsequent billing period; provided however that Excluded Receivables shall not constitute Receivables.  Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Buyer” means PNC, in its capacity as buyer under the Receivables Financing Agreement.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by or contributed to the Borrower pursuant to the Sale Agreement prior to the Facility Termination Date.

“Receivables Financing Agreement” means this Agreement.

“Receiver” means an interim receiver, receiver, manager, receiver and manager, or any similar official.

“Register” has the meaning set forth in Section 6.3(a) of this Agreement.

“Reimbursement Date” has the meaning set forth in Section 1.14(a) of the Agreement.

“Reimbursement Obligation” has the meaning set forth in Section 1.14(a) of the Agreement.

“Related Committed Lender” means each Person listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related LC Participant” means each Person listed as such for each Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)   all of the Borrower’s, the applicable Originator’s, CB’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b)   all instruments and chattel paper that may evidence such Receivable,

(c)   all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d)   solely to the extent applicable to such Receivable, all of the Borrower’s, the applicable Originator’s, CB’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e)   all of the Borrower’s rights, interests and claims under the Sale Agreement and the other Transaction Documents.

“Release” has the meaning set forth in Section 1.4(a) of this Agreement.

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Administrator to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; (c) any Collateral becomes Embargoed Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations or covenant (including any negative covenant) of this Agreement.

“Required Capital Amount” means the product of (i) the Loss Reserve Percentage (redetermined for such purposes with a “stress factor” of 1.5 rather than 2.25) times (ii) the Net Receivables Pool Balance as of such date.

“Sale Agreement” means the Third Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date, among the Borrower, Originators and CB, as Servicer and as sole member of the Borrower, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of

“Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.

“Scheduled Termination Date” means, with respect to any Lender, January 31, 2025, as such date may be extended from time to time with respect to such Lender pursuant to Section 1.23.

“Secured Parties” means each Credit Party, each Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Default” means any of the following events: (a) (i) the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after the earlier of the Servicer’s knowledge or notice thereof, (b) any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document shall fail to have been true or correct in any material respect when made or deemed made or delivered and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of the Servicer’s knowledge or notice thereof, (c) the Servicer shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of the Servicer’s knowledge or notice thereof, (d) an Event of Bankruptcy shall occur with respect to the Servicer and such event shall remain unremedied for a period of ninety (90) days, and (e) CB ceases to be the Servicer or to own, directly or indirectly, 100% of the voting equity interests of the Servicer.

“Servicing Fee” means the fee referred to in Section 4.6 of this Agreement.

“Servicing Fee Rate” has the meaning set forth in Section 4.6 of this Agreement.

“Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and during the continuation of any Event of Default, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Group Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition).

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means ten basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)   the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)   the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts”, for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent);

(iii)   such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)   such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)   the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)   the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)   the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Loan such asset under ordinary selling conditions; and

(D)   the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“SpinCo Facility Originator” means any of CBTS Technology Solutions LLC, CBTS Virginia LLC or OnX Enterprise Solutions, Ltd., or any successor or assign thereof.

“Standard & Poor’s” means S&P Global Ratings, and any successor thereto that is a nationally recognized statistical rating organization.

“Structuring Agent” has the meaning set forth in the preamble to the Agreement.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subordinated Loan” has the meaning set forth in the Sale Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, (a) the total assets of such Person, minus (b) the total liabilities of such Person, minus (c) the intangible assets of such Person, each as determined in accordance with GAAP.

“Taxes” means any and all present or future taxes, charges, fees, levies, imposts, deductions or other assessments (including income, capital, capital gains, gross receipts, profits, withholding, excise, property, sales, use, goods and services, harmonized sales, transfer, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic, federal, state, provincial or municipal).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Day” means each day that occurs on or after the Facility Termination Date and prior to the satisfaction, cure or waiver of the event(s) giving rise to such Facility Termination Date in accordance with this Agreement.

“Threshold Amount” has the meaning set forth in the New Credit Agreement as in effect on the Closing Date, without giving effect to any other subsequent amendments, restatements, supplementations, or modifications.

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Minimum Reserve and (ii) the Loss Reserve plus the Dilution Reserve.

“Transaction Documents” means this Agreement, the Lock-Box Agreements, each Group Fee Letter, the Sale Agreement, the Performance Guaranty, any intercreditor agreement relating to Non-Receivable Cash Deposits and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Event of Default” means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Unmatured Purchase and Sale Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Event of Default.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 1.10(c)(ii)(B)(3).

“Weekly Report” means a report, in substantially the form of Annex A-2 to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Group Agent pursuant to this Agreement.

“Weekly Reporting Period” means any period beginning on a date so designated by the Administrator in its sole discretion on not less than five (5) Business Days’ notice to the Servicer and ending on any date, if any, so designated by the Administrator in its sole discretion.

“Yield Protection Fee” means, for any Interest Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Borrower to the related Lender in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Lender to fund or maintain such Portion of Capital or (ii) any failure by the Borrower to borrow, continue or prepay any Portion of Capital on the date specified in any Borrowing Notice delivered pursuant to Section 1.2 of this Agreement occurs, the amount, if any, by which: (a) the additional Interest related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Borrower (or with respect to which the Borrower failed to borrow such amounts), exceeds (b) the income, if any, received by such Lender from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Group Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Yield Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Yield Reserve Percentage on such day, divided by (ii) 100% minus the Yield Reserve Percentage on such day.

“Yield Reserve Percentage” means, on any day, an amount equal to:

{(BR + SFR) x 1.5(DSO)}
360

where:

BR	=	the weighted average Base Rate applicable to all Capital;

DSO	=	the Days’ Sales Outstanding; and

SFR	=	Servicing Fee Rate.

Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  Unless the context otherwise requires, “or” means “and/or”, and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

Benchmark Replacement Notification.  Section 1.26(d) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Daily Resetting Term SOFR Rate or Daily Simple SOFR for any applicable currency is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Daily Resetting Term SOFR Rate or Daily Simple SOFR for any applicable currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

EXHIBIT II

CONDITIONS PRECEDENT

1.   Conditions Precedent to Effectiveness.  The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received, on or before the Closing Date, each of the following, in form and substance (including the date thereof) reasonably satisfactory to the Administrator:

(a)   A counterpart of this Agreement and the other Transaction Documents executed by the parties thereto.

(b)   Certified copies of: (i) the resolutions of the board of directors or sole member of the Borrower, the Originators and the Servicer authorizing the execution, delivery and performance by the Borrower, such Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party and (ii) the organizational documents of the Borrower, each Originator and the Servicer.

(c)   A certificate of the Secretary or Assistant Secretary of the Borrower, the Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents.  Until the Administrator and each Group Agent receives a subsequent incumbency certificate from the Borrower, an Originator or the Servicer, as the case may be, the Administrator and each Group Agent shall be entitled to rely on the last such certificate delivered to it by the Borrower, such Originator or the Servicer, as the case may be.

(d)   Favorable opinions, addressed to the Administrator and each Group Agent in form and substance reasonably satisfactory to the Administrator and each Group Agent, of The Law Offices of BosseLaw, PLLC, Cravath, Swaine & Moore LLP or Case Lombardi A Law Corporation, counsel for the Borrower, the Originators and the Servicer, covering such matters as the Administrator may reasonably request, including, without limitation, organizational and enforceability matters and certain bankruptcy matters, certain UCC perfection and priority matters.

(e)   Evidence of payment by the Borrower of all accrued and unpaid fees (including those contemplated by each Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Group Fee Letters.

(f)   Good standing certificates with respect to each of the Borrower, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization.

2.   Conditions Precedent to All Funded Loans and Issuances of Letters of Credit.  Each Funded Loan (including the initial Funded Loan) and the issuance of any Letters of Credit shall be subject to the further conditions precedent that:

(a)   in the case of each Funded Loan and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Group Agent on or before such Loan or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Group Agent, a completed pro forma Information Package to reflect the level of the Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Coverage Percentage after such subsequent Loan or issuance, as the case may be, and a completed Borrowing Notice in the form of Annex B; and

(b)   on the date of such Funded Loan, issuance or Release, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Loan, issuance or Release shall be deemed a representation and warranty by the Borrower that such statements are then true):

(i)   the representations and warranties contained in Exhibit III to the Agreement are true and correct on and as of the date of such Funded Loan, issuance or Release as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)   in the case of a Funded Loan or issuance, no event has occurred and is continuing, or would result from such Funded Loan or issuance, that constitutes an Event of Default or an Unmatured Event of Default;

(iii)   the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount, after giving effect to any such Funded Loan or issuance, as the case may be, shall not exceed the Facility Limit, and the Coverage Percentage shall not exceed 100%;

(iv)   the Facility Termination Date has not occurred.

(v)   in the case of each Funded Loan, no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth in such clause, has occurred and is continuing.

3.   Conditions Precedent to All Releases.  Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)   after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest and Fees, in each case, through the date of such Release, (y) the amount, if any, by which the Coverage Percentage exceeds 100% and (z) the amount of all other accrued and unpaid obligations of the Borrower through the date of such Release;

(b)   the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the applicable Purchase and Sale Agreement; and

(c)   on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)   the representations and warranties of the Borrower and the Servicer contained in Exhibit III and Exhibit III are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)   no Event of Default has occurred and is continuing, and no Event of Default would result from such Release;

(iii)   the Coverage Percentage shall not exceed 100%; and

(iv)   such day is not a Termination Day.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1.   Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Administrator, each Group Agent and each Lender as of the date of execution of this Agreement that:

(a)   Existence and Power.  The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

(b)   Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Borrower of this Agreement and each other Transaction Document to which it is a party are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements, financing change statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of the Borrower.

(c)   Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)   Accuracy of Information.  All information heretofore furnished by the Borrower to the Administrator or any Group Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Borrower to the Administrator or any Group Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e)   Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body.

(f)   Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements.  All information on each Exhibit, Schedule or

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Annex to this Agreement or the other Transaction Documents (as updated by the Borrower from time to time) is true and complete in all material respects.  The Borrower has delivered a copy of all Lock-Box Agreements to the Administrator.  The Borrower has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have control of the Lock-Box Account at such Lock-Box Bank in accordance with the terms hereof and the related Lock-Box Agreement.

(g)   No Material Adverse Effect.  Since the date of formation of the Borrower as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Borrower.

(h)   Names and Location.  The Borrower has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement.  The Borrower is “located” (as such term is defined in the applicable UCC) in Delaware.  The office where the Borrower keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.

(i)   Margin Stock.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j)   Eligible Receivables.  Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k)   Credit and Collection Policy.  The Borrower has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(l)   Investment Company Act; Not a Covered Fund.  The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.  The Borrower is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”).  In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

(m)   Financial Information.  The consolidated balance sheet of CB and subsidiaries as of December 31, 2021, and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2021, copies of which have been furnished to the Administrator, present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared pursuant to the rules and regulations of the

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Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America.

(n)   Anti-Money Laundering/International Trade Law Compliance.  No: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Pool Asset is Embargoed Property. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such laws.

(o)   LCR Security.  The Borrower has not issued any LCR Securities, and the Borrower is a consolidated subsidiary of CB under GAAP.

(p)   Tax Status.  The Borrower is not treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(q)   Beneficial Ownership Certification. The Beneficial Ownership Certification executed and delivered to the Administrator and each Group Agent for the Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct in all material respects as of the date hereof or as of the date any such update is delivered, as the case may be.

2.   Representations and Warranties of the Servicer.  The Servicer represents and warrants to the Administrator, each Group Agent and each Lender as of the date of execution of this Agreement that:

(a)   Existence and Power.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state, province or territory of its organization, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless failure to have such power, licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect.

(b)   Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of the Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon the Servicer (unless such contravention or default would not reasonably be expected

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to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of the Servicer or any of its Subsidiaries.

(c)   Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)   Accuracy of Information.  All information heretofore furnished by the Servicer to the Administrator or any Group Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Group Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e)   Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f)   No Material Adverse Effect.  Since the date of the financial statements described in Section 1(m) above, there has been no Material Adverse Effect with respect to the Servicer.

(g)   Credit and Collection Policy.  The Servicer or the applicable Originator has complied in all material respects with the Credit and Collection Policy of such Originator with regard to each Pool Receivable originated by such Originator.

(h)   Investment Company Act.  The Servicer is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)   Anti-Money Laundering/International Trade Law Compliance.  No: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Pool Asset is Embargoed Property. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such laws.

3.   Representations, Warranties and Agreements Relating to the Security Interest.  The Borrower hereby makes the following representations, warranties and agreements with respect to the Pool Receivables and Related Security:

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(a)   The Receivables.

(i)   Creation.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Lenders), which security interest is prior to all other Adverse Claims other than any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period, and is enforceable as such as against creditors of and Lenders from the Borrower.

(ii)   Nature of Receivables.  The Receivables included in the Receivables Pool constitute “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii)   Ownership of Receivables.  The Borrower owns and has good and marketable title to the Receivables transferred to the Borrower pursuant to the Sale Agreement and included in the Receivables Pool and Related Security free and clear of any Adverse Claim other than Permitted Adverse Claims.

(iv)   Perfection and Related Security.  The Borrower will cause (and will cause each Originator to cause), within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Receivables and Related Security from such Originator to the Borrower pursuant to the Sale Agreement, and the security interest therein from the Borrower to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts”, “general intangibles” or “tangible chattel paper.”

(v)   Tangible Chattel Paper.  With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Borrower (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Borrower has caused (and will cause the applicable Originator to cause), within ten (10) days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator”.  The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Borrower or the Administrator.

(b)   The Lock-Box Accounts.

(i)   Nature of Account.  Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)   Ownership.  The Borrower owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

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(iii)   Perfection.  The Borrower has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed to comply with all instructions originated by the Administrator (on behalf of the Lenders) directing the disposition of funds in such Lock-Box Account without further consent by the Borrower or the Servicer.

(c)   Priority.

(i)   Other than (i) the transfer, contribution or assignment of the Receivables to the Borrower under the Sale Agreement and this Agreement, respectively, (ii) the assignment of Contributed Receivables (as such term is defined in the Sale Agreement), and/or (iii) the security interest granted to the Borrower and the Administrator pursuant to the Sale Agreement and this Agreement, respectively, neither the Borrower nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated.  Neither the Borrower nor any Originator has authorized the filing of, or is aware of any financing statements against either the Borrower or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Borrower under the Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, (iii) relating to the assignment of Contributed Receivables (as such term is defined in the Sale Agreement) or (iv) that has been released or terminated.

(ii)   The Borrower is not aware of (x) any judgment, ERISA or tax lien filings against the Borrower, (y) any judgment or ERISA lien filings against the Servicer or the applicable Originator other than Permitted Adverse Claims, and (z) any tax lien filings against the Servicer or such Originator other than (i) those that would not reasonably be expected to have a Material Adverse Effect and (ii) Permitted Adverse Claims.

(iii)   The Lock-Box Accounts are not in the name of any person other than the Borrower or the Administrator.  Neither the Borrower nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator, the Borrower or the Servicer.

(d)   Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 3 shall be continuing, and remain in full force and effect until such time as the Loan and all other obligations under this Agreement have been finally and fully paid and performed.

(e)   [Reserved].

(f)   Servicer to Maintain Perfection and Priority.  In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such

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actions as are reasonably requested by the Administrator or any Group Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest.  The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Group Agent.

(g)   Collections.  If made in accordance with the terms of this Agreement, each remittance of Collections by the Borrower to the Lenders hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

4.   Reaffirmation of Representations and Warranties.  On the date of each Loan, issuance of each Letter of Credit and each Release hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Group Agent or any Lender hereunder, the Borrower by accepting the proceeds of such Loan or Release or the issuance of such Letter of Credit and/or the provision of such information or report, shall be deemed to have certified that (i) all representations and warranties of the Borrower and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), (ii) in the case of a Loan, no event has occurred and is continuing, or would result from such Loan, that constitutes an Event of Default or an Unmatured Event of Default and in the case of a Release, no event has occurred and is continuing, or would result from such Release, that constitutes an Event of Default, (iii) in the case of a Loan, no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth therein, has occurred or is continuing, (iv) the Aggregate Capital, after giving effect to any such Loan or Release shall not be greater than the Facility Limit, and the Coverage Percentage shall not exceed 100% and (v) the Facility Termination Date has not occurred.

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EXHIBIT IV

COVENANTS

1.   Covenants of the Borrower.  At all times from the date hereof until the Final Payout Date:

(a)   Financial Reporting.  The Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrator and each Group Agent:

(i)   Annual Reporting.  Promptly upon completion and in no event later than one hundred and twenty (120) days (or such other period, if any, as may be agreed in the New Credit Agreement for the delivery of annual financial reports) after the close of each fiscal year of Borrower, an annual unaudited income statement and balance sheet of the Borrower certified by a designated financial officer or other officer of the Borrower.

(ii)   Information Packages.  (A) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed calendar month and (B) during any Weekly Reporting Period, not later than the second Business Day of each calendar week, a Weekly Report as of the close of business on Friday of the most recently completed calendar week.

(iii)   Other Information.  Such other information (including non-financial information) as the Administrator may from time to time reasonably request.

(b)   Notices.  The Borrower will notify the Administrator and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)   Notice of Events of Default or Unmatured Events of Default.  The occurrence of any Event of Default or Unmatured Event of Default together with a statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such Event of Default or such Unmatured Event of Default and any action which the Borrower proposes to take with respect thereto.

(ii)   Representations and Warranties.  The failure of any representation or warranty to be true in any material respect when made with respect to the Receivables included in the Receivables Pool.

(iii)   Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to the Borrower.

(iv)   Adverse Claim.  (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Borrower, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to any Pool Receivable(s) from a Person other than the Servicer, CB, any Originator or the Administrator.

(v)   ERISA and Other Claims.  Upon the filing or receiving thereof, copies of all reports and notices that the Borrower or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor or that the Borrower or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any “reportable event” (as defined in Section 4043 of ERISA) that could, in the aggregate, result in the imposition of liability on the Borrower and/or any such Affiliate.

(vi)   Notice of Debt Events.  Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of the Borrower setting forth details of any failure, event or condition that exists relating to any Debt of the Borrower, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and any action which the Borrower proposes to take with respect thereto.

(vii)   Notice of CBT Public Notice. The issuance of an CBT Public Notice, together with a statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such CBT Public Notice and any action which the Borrower proposes to take with respect thereto.

(c)   Conduct of Business.  The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d)   Compliance with Laws.  The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(e)   Furnishing of Information and Inspection of Receivables.  The Borrower will, to the extent it is in possession thereof or can reasonably obtain it, furnish to the Administrator and each Group Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  The Borrower will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at the Borrower’s expense, permit the Administrator or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables and other Pool Assets and (B) to visit the offices and properties of the Borrower for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower (provided that representatives of the Borrower are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Group Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, however, that the Borrower shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 2(e) of this Exhibit IV, more than three times per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing and the Borrower shall not be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 2(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing.

(f)   Payments on Receivables, Accounts.  The Borrower will, and will cause each Originator to, instruct all Persons who are Obligors to deliver payments on Pool Receivables to a Lock-Box Account; provided that the Borrower may permit Obligors to make On-Site Payments notwithstanding such instructions.  If any such payments or other Collections are received by the Borrower or any Originator, including without limitation, any Collections received in connection with any On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Lenders and promptly (but in any event within three (3) Business Days after receipt) remit such funds into a Lock-Box Account; provided that the Borrower or any Originator that receives Collections may remit such Collections to an account other than a Lock-Box Account so long as (i) such amounts are subsequently swept or transferred to a Lock-Box Account within three (3) Business Days after the Borrower’s or any Originator’s receipt thereof and (ii) the aggregate amount of such Collections so deposited by any Originator, the Servicer or the Borrower in any calendar month does not exceed 1% of all Collections received in such calendar month.  Except as otherwise provided in this Agreement, the Borrower will not permit funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account; provided, that the Borrower may permit proceeds of accounts receivable originated by SpinCo Facility Originators (“SpinCo Facility Collections”) to be deposited into Lock-Box Accounts so long as each of the following conditions are met: (i) the Borrower (or Servicer on its behalf) is undertaking commercially reasonable efforts to limit the amount of any such deposits (subject to obtaining any required regulatory approvals), (ii) the Borrower shall, and shall cause its Subsidiaries to, maintain a system of accounting that enables it to at all times determine the amount of Collections and the amount of SpinCo Facility Collections, in each case, on deposit in the Lock-Box Accounts, (iii) the Servicer shall remove any such SpinCo Facility Collections from the Lock-Box Accounts within two (2) Business Days of receipt thereof and (iv) if SpinCo Facility Collections in excess of $2,000,000 are deposited in any calendar month occurring six or more months after the Closing Date, the Borrower, Servicer and PNC shall enter into an intercreditor agreement within 30 days of PNC’s written request therefor.  If such funds are nevertheless deposited into any Lock-Box

Account, the Borrower will promptly identify such funds for segregation.  Except as otherwise provided in this Agreement, the Borrower will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Group Agent or any Lender is entitled with any other funds.  The Borrower shall only add, and shall only permit any Originator to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  The Borrower shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon thirty (30) days’ advance notice to the Administrator.  Notwithstanding anything to the contrary in this Agreement, Non-Receivable Cash Deposits may be deposited in a Lock-Box Account so long as the following conditions are met: (A) the Borrower (or the Servicer on its behalf) shall promptly (but in any event within two (2) Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account and (B) with respect to Non-Receivable Cash Deposits described in clause (a) of the definition thereof, (x) the Administrator shall have approved of such third party billing arrangement in writing and (y) if so requested by the Administrator, such third party, the Servicer, such Originator and/or the Borrower (as specified by the Administrator) and the Administrator shall have entered into an intercreditor agreement, or other similar arrangement, reasonably acceptable to the Administrator.

(g)   Sales, Liens, Etc.  Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset other than Permitted Adverse Claims, or assign any right to receive income in respect thereof.

(h)   Extension or Amendment of Pool Receivables.  Except as the Servicer is otherwise permitted in Section 4.2 of this Agreement, Borrower will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Group Agents.  The Borrower shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)   Change in Business.  The Borrower will not (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Group Agents.  The Borrower shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Group Agent.

(j)   Fundamental Changes.  The Borrower shall not, without the prior written consent of the Administrator and the Majority Group Agents, permit itself (i) to merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than the Servicer or an Affiliate thereof.  The Borrower shall provide the Administrator with at least thirty (30) days’ prior written notice before making any change in the Borrower’s name, location, registered office, domicile or chief executive office or making any other change in the Borrower’s identity, structure or jurisdiction of formation that would impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Group Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  The Borrower will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)   Change in Payment Instructions to Obligors.  The Borrower shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Group Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(l)   Security Interest, Etc.  The Borrower shall (and shall cause the Servicer to) (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable security interest in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  The Borrower shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority security interest.  The Administrator’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, discharge, partial discharge, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be any Originator, without the prior written consent of the Administrator.

(m)   Certain Agreements.  The Borrower will not amend, modify, waive, revoke or terminate (or permit or cause any change to) any Transaction Document to which it is a party (except in accordance with the terms of such Transaction Document) or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as defined in the Borrower’s operating agreement).

(n)   Restricted Payments.  (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any shares of its capital stock or membership interests, (B) declare or pay any dividend or distribution or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)   Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Loans in accordance with their respective terms, and (B) the Borrower may make payments to the Originators and increase the principal amounts of the Subordinated Loans, in each case, in accordance with Section 3.1 of the Sale Agreement and (C) the Borrower may declare and pay dividends or make distributions if, after giving effect thereto, the Tangible Net Worth of the Borrower would not be less than the Required Capital Amount.

(iii)   The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 1.4(a) of this Agreement.  Furthermore, the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, prior to or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(o)   Other Business.  The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Subordinated Loans or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Borrower shall be permitted to incur obligations to the extent necessary for the day-to-day operations of the Borrower (such as expenses for stationery, audits, maintenance of legal status, etc.).

(p)   [Reserved].

(q)   Tangible Net Worth.  The Borrower will not permit its Tangible Net Worth, at any time, to be less than the Required Capital Amount.

(r)   Anti-Money Laundering/International Trade Law Compliance.  The Borrower covenants and agrees that:

(i)   it shall immediately notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii)   if, at any time, any Pool Asset becomes Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, the Borrower shall provide substitute Pool Assets acceptable to the Administrator that is not Embargoed Property;

(iii)   it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such laws;

(iv)   it and its Subsidiaries will not:  (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions; (C) pay or repay any obligations of the Borrower with Embargoed Property or funds derived from any unlawful activity; (D) permit any Pool Asset to become Embargoed Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v)   it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(s)   LCR Security.  The Borrower shall not issue any LCR Security.

(t)   Tax Status.  The Borrower shall take all actions necessary to ensure that the Borrower does not become treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(u)   [Reserved].

(v)   [Reserved].

(w)   Beneficial Ownership Certification.  The Borrower shall provide to the Administrator and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrator and the Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrator and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrator or any Lender from time to time for purposes of compliance by the Administrator or such Lender with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator or such Lender to comply therewith.

(x)   Federal Assignment of Claims Act, Etc. If reasonably requested by the Administrator, the Borrower shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law, including any state or municipal law or regulation) with respect to Receivables from Obligors that are Federal Governmental Entities, that are necessary in order for the Administrator to enforce such Receivable against the Obligor thereof; it being understood and agreed that any such request made after an Event of Default shall be deemed to be reasonable and necessary.

2.   Covenants of the Servicer.  At all times from the date hereof until the Final Payout Date:

(a)   Financial Reporting.  The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Group Agent:

(i)   Annual Reporting.  Promptly upon completion and in no event later than one hundred and twenty (120) days (or such other period, if any, as may be agreed in the New Credit Agreement for the delivery of annual financial reports) after the close of each fiscal year of CB, annual audited financial statements of CB and subsidiaries certified by independent certified public accountants selected by CB, prepared in accordance with accounting principles generally accepted in the United States of America, including a consolidated balance sheet as of the end of such period and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss) and cash flows, in each case for the period then ended.

(ii)   Quarterly Reporting.  Promptly upon completion and in no event later than sixty (60) days (or such other period, if any, as may be agreed in the New Credit Agreement for the delivery of quarterly financial reports) after the close of each of the first three financial quarters of each financial year of CB, unaudited financial statements of CB and subsidiaries certified by a designated financial officer of CB, in accordance with accounting principles generally accepted in the United States of America (except for the absence of footnotes and any year-end adjustments), including a condensed consolidated balance sheet of CB and subsidiaries as of the end of such period and the related condensed consolidated statements of operations and cash flows, in each case for the period then ended.

(iii)   Compliance Certificates.  Together with the annual report required above, a compliance certificate in the form of Annex F attached hereto, signed by its chief accounting officer, chief financial officer or treasurer solely in their capacities as officers of the Servicer stating, among other things, that no Event of Default or Unmatured Event of Default exists as of the date such annual report is delivered, or if any Event of Default or Unmatured Event of Default then exists, stating the nature and status thereof.

(iv)   (A) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed calendar month and (B) during any Weekly Reporting Period, not later than the second

Business Day of each calendar week, a Weekly Report as of the most recently completed calendar week.

(v)   Other Information.  Such other information as the Administrator or any Group Agent may from time to time reasonably request.

(b)   Notices.  The Servicer will notify the Administrator and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)   Notice of Events of Default or Unmatured Events of Default.  The occurrence of any Event of Default or Unmatured Event of Default together with a statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of such Event of Default or such Unmatured Event of Default and any action which the Servicer proposes to take with respect thereto.

(ii)   Representations and Warranties.  The failure of any representation or warranty to be true in any material respect when made with respect to the Pool Receivables.

(iii)   Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to the Servicer.

(iv)   Adverse Claim.  (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Borrower, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer, CB, any Originator or the Administrator.

(v)   ERISA and Other Claims.  Upon the filing or receiving thereof, copies of all reports and notices that the Servicer or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor or that the Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Servicer or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any “reportable event” (as defined in Section 4043 of ERISA) that could, in the aggregate, result in the imposition of liability on the Servicer and/or any such Affiliate.

(vi)   Notice of Debt Events.  Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of the Servicer setting forth details of any failure, event or condition that exists relating to any Debt of the Borrower, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and the action which the Servicer proposes to take with respect thereto.

(c)   Conduct of Business.  The Servicer will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each such case, if the failure to do so would reasonably be expected to have a Material Adverse Effect.

(d)   Compliance with Laws.  The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.

(e)   Furnishing of Information and Inspection of Receivables.  The Servicer will furnish to the Administrator and each Group Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  The Servicer will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at the Servicer’s expense, permit the Administrator or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Group Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, however, that the Servicer shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of this Exhibit IV, more than three (3) times per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing and the Servicer shall not be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing.

(f)   Payments on Receivables, Accounts.  The Servicer will instruct all Persons who are Obligors to deliver payments on the Pool Receivables to a Lock-Box Account; provided that, the Servicer may permit Obligors to make On-Site Payments notwithstanding such instructions.  If any such payments or other Collections are received by the Servicer, including without limitation, any Collections received in connection with On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Lenders and promptly (but in any event within three (3) Business Days after receipt) remit such funds into a Lock-Box Account; provided that the

Servicer that receives Collections may remit such Collections to an account other than a Lock-Box Account so long as (i) such amounts are subsequently swept or transferred to a Lock-Box Account within three (3) Business Days after the Servicer’s receipt thereof and (ii) the aggregate amount of such Collections so deposited by any Originator, the Servicer or the Borrower in any calendar month does not exceed 1% of all Collections received in such calendar month.  Except as otherwise provided in this Agreement, the Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account; provided, that the Servicer may permit SpinCo Facility Collections to be deposited into Lock-Box Accounts so long as each of the following conditions are met: (i) the Servicer is undertaking commercially reasonable efforts to limit the amount of any such deposits (subject to obtaining any required regulatory approvals), (ii) the Servicer shall, and shall cause its Subsidiaries to, maintain a system of accounting that enables it to at all times determine the amount of Collections and the amount of SpinCo Facility Collections, in each case, on deposit in the Lock-Box Accounts, (iii) the Servicer shall remove any such SpinCo Facility Collections from the Lock-Box Accounts within two (2) Business Days of receipt thereof and (iv) if SpinCo Facility Collections in excess of $2,000,000 are deposited in any calendar month occurring six or more months after the Closing Date, the Borrower, Servicer and PNC shall enter into an intercreditor agreement within 30 days of PNC’s written request therefor.  If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation.  Except as otherwise provided in this Agreement, the Servicer will not commingle Collections or other funds to which the Administrator, any Group Agent or any Lender is entitled with any other funds.  The Servicer shall only add a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon thirty (30) days’ advance notice to the Administrator.  Notwithstanding anything to the contrary in this Agreement, Non-Receivable Cash Deposits may be deposited in a Lock-Box Account so long as the following conditions are met: (A) the Servicer shall promptly (but in any event within two (2) Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account and (B) with respect to Non-Receivable Cash Deposits described in clause (a) of the definition thereof, (x) the Administrator shall have approved of such third party billing arrangement in writing and (y) if so requested by the Administrator, such third party, the Servicer, such Originator and/or the Borrower (as specified by the Administrator) and the Administrator shall have entered into an intercreditor agreement, or other similar arrangement, reasonably acceptable to the Administrator and.

(g)   Extension or Amendment of Pool Receivables.  Except as the Servicer is otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Group Agents.  The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(h)   Change in Business.  The Servicer will not (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Group Agents.  The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Group Agent.

(i)   Records.  The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j)   Change in Payment Instructions to Obligors.  The Servicer shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors of Pool Receivables regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Group Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(k)   Security Interest, Etc.  The Servicer shall (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable security interest in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  The Servicer shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority security interest.  The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be any Originator, without the prior written consent of the Administrator.

(l)   Anti-Money Laundering/International Trade Law Compliance.  The Servicer covenants and agrees that:

(i)   it shall immediately notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii)   if, at any time, any Pool Asset becomes Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, the Borrower shall provide substitute Pool Assets acceptable to the Administrator that is not Embargoed Property;

(iii)   it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such laws;

(iv)   it and its Subsidiaries will not:  (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions; (C) pay or repay any obligations of the Borrower with Embargoed Property or funds derived from any unlawful activity; (D) permit any Pool Asset to become Embargoed Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v)   it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(m)   [Reserved].

(n)   [Reserved].

(o)   [Reserved].

(p)   [Reserved].

(q)   Tax Status of the Borrower.  The Servicer shall take all actions necessary to ensure that the Borrower does not become treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(r)   Federal Assignment of Claims Act, Etc. If reasonably requested by the Administrator, the Servicer shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law, including any state or municipal law or regulation) with respect to Receivables from Obligors that are Federal Governmental Entities, that are necessary in order for the Administrator to enforce such Receivable against the Obligor thereof;

it being understood and agreed that any such request made after an Event of Default shall be deemed to be reasonable and necessary.

3.   Separate Existence.  The Borrower and the Servicer hereby acknowledge that the Lenders and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from CB, the Originators and their respective Affiliates.  Therefore, from and after the date hereof, the Borrower and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of CB, any Originator, the Servicer and any other Person, and is not a division of CB, any Originator, the Servicer or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Borrower and the Servicer shall take such actions as shall be required in order that:

(a)   The Borrower will be a limited purpose company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from any Originators or CB owning, holding, servicing, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool or for borrowing from banks, financial institutions or similar entities, (iii) to purchase, hold and sell common stock or similar equity interests (“Equity Investments”) and to exercise all voting rights and other incidents of ownership with respect to the Equity Investments, (iv) to use proceeds derived from sale or ownership of Pool Assets and Equity Investments as determined by the board of directors of the Borrower and permitted by the Transaction Documents, and (v) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)   The Borrower shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of CB, any Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

(c)   Not less than one (1) member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than an independent director), officer, employee, member (other than a special member or similar capacity), manager (other than an independent manager), attorney or partner of CB, the Borrower, the Servicer or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with CB, the Borrower, the Servicer or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (1) prior experience as an independent director for a corporation or an independent director or independent manager of a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  The operating agreement of the Borrower shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;

(d)   The Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower, CB, any Originator, the Servicer or any of their respective Affiliates;

(e)   The Borrower shall conduct its affairs in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)   Any employee, consultant or agent of the Borrower will be compensated by the Borrower for services provided to the Borrower, and to the extent that the Borrower shares the same officers or other employees as CB, the Servicer or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees.  The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Borrower’s funds;

(g)   The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool.  The Borrower will pay the Servicer the Servicing Fee pursuant hereto.  The Borrower will not incur any material indirect or overhead expenses for items shared with CB, the Servicer or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee.  To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected or covered in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that CB, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h)   The Borrower shall be responsible for payment or reimbursement of all its operating expenses;

(i)   The Borrower will conduct its business in its own name;

(j)   The Borrower’s books and records will be maintained separately from those of CB, the Servicer, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower;

(k)   All financial statements of CB, the Servicer or any Originator or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in of Borrower becoming available to of Borrower’s equity holders and (ii) the assets of the Borrower are not available to pay creditors of CB, the Servicer or any Originators or any other Affiliates of CB, the Servicer or any Originators;

(l)   The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of CB, the Servicer, each Originators or any Affiliates thereof;

(m)   The Borrower will observe limited liability company formalities in its dealings with CB, the Servicer, any Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of CB, the Servicer, any Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables.  The Borrower shall not maintain joint bank accounts or other depository accounts to which CB or any Affiliate thereof (other than CB in its capacity as the Servicer) has independent access.  The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of CB, any Originators or any Subsidiaries or other Affiliates thereof;

(n)   The Borrower will maintain arm’s-length relationships with CB, the Servicer, any Originators (and any Affiliates thereof).  Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower.  Neither the Borrower on the one hand, nor CB, the Servicer or any Originator will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.  The Borrower, CB, the Servicer and each Originator will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(o)   [Reserved]; and

(p)   To the extent not already covered in paragraphs (a) through (o) above, the Borrower shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.

4.   Duplication of Notices, Etc.  Notwithstanding anything in this Exhibit IV to the contrary, to the extent that the Borrower and the Servicer are each required to deliver the same notice, document, report or other information, delivery by either will be deemed to be delivery by both.

EXHIBIT V

EVENTS OF DEFAULT

Each of the following shall be an “Event of Default”:

(a)   (i) the Borrower, CB or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Borrower, CB or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after the earlier of any such Person’s knowledge or notice thereof;

(b)   a Servicer Default (other than of the type set forth in clause (e) or (f) of the definition thereof) shall occur;

(c)   any representation or warranty made or deemed made by the Borrower or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Borrower or the Servicer pursuant to this Agreement or any other Transaction Document, shall fail to have been true or correct in any material respect when made or deemed made or delivered and except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof;

(d)   the Borrower or the Servicer shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days after the earlier of such Person’s knowledge or notice thereof;

(e)   this Agreement shall for any reason: (i) cease to create a valid and enforceable first priority perfected security interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Adverse Claims or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Lenders) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim other than Permitted Adverse Claims;

(f)   the Borrower, CB, the Servicer or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, CB, the Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a Receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such

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proceeding shall remain undismissed or unstayed for a period of ninety (90) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a Receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, CB, the Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

(g)   (i) the (A) Default Ratio shall exceed 4.5% or (B) Delinquency Ratio shall exceed 17.0%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 3.5%, (B) the Delinquency Ratio shall exceed 16.0%, or (C) the Dilution Ratio shall exceed 4.0% or (iii) the Days’ Sales Outstanding exceeds the DSO Trigger; provided that any of the percentage thresholds set forth in this clause (g) may be amended upon five (5) days’ notice upon the written agreement by the Administrator, each Purchaser Agent and the Borrower;

(h)   a Change in Control shall occur;

(i)   the Coverage Percentage shall exceed 100% for two (2) Business Days after the earlier of the Borrower’s or the Servicer’s knowledge or notice thereof;

(j)   (i) the Borrower, CB or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least the Threshold Amount in the aggregate (or, solely with respect to the Borrower, $15,775) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt and, in the case of this clause (ii), if the agreement, mortgage, indenture or instrument relating to such Debt does not provide for a grace period upon the occurrence of such failure, event or condition, then (A) such failure, event or condition shall be continuing and such Debt shall have been accelerated or (B) such failure, event or condition shall be continuing for a period of fifteen (15) Business Days without such failure, event or condition having been cured, waived or otherwise remedied under the agreement, mortgage, indenture or instrument relating to such Debt;

(k)   either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $500,000 pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Borrower, CB or any ERISA Affiliate;

(l)     any “Purchase and Sale Termination Date” (as defined in the Sale Agreement) shall have occurred;

(m)   CB shall fail to perform any of its obligations under the Performance Guaranty and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure,

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continue for thirty (30) days after the earlier of CB’s knowledge or notice thereof, as applicable; or

(n)   any Letter of Credit is drawn upon and not fully reimbursed within two (2) Business Days from the date of such draw.

(o)   the Borrower or the Servicer shall breach Section 1(r) of Exhibit IV or Section 2(l) of Exhibit IV.

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